                                                                    Exhibit 4.14





--------------------------------------------------------------------------------


                              REFUNDING AGREEMENT
                                [GPA 1989 BN-8]


                           Dated as of June ___, 1997

                                     among

                          AMERICA WEST AIRLINES, INC.,
                                   as Lessee

                          GPA LEASING USA SUB I, INC.,
                            as Original Head Lessee

                                 GPA GROUP plc,
                              as Parent Guarantor

                          WILMINGTON TRUST COMPANY,
                         not in its individual capacity
                      except as expressly provided herein
                          but solely as Owner Trustee

                              FLEET NATIONAL BANK,
                         not in its individual capacity
                      except as expressly provided herein
              but solely as Pass Through Trustee under each of the
                         Pass Through Trust Agreements

                               [_______________],
                              as Owner Participant

                              FLEET NATIONAL BANK,
                             as Subordination Agent

                                      and

                           THE CHASE MANHATTAN BANK,
                         not in its individual capacity
                      except as expressly provided herein
                        but solely as Indenture Trustee

--------------------------------------------------------------------------------

                        Secured Equipment Notes Covering
                          One Airbus A320-231 Aircraft
                          Manufacturer's Serial No. 66
                            Registration No. N627AW
                     Leased by America West Airlines, Inc.


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
SECTION 1.  Purchase of Equipment Notes; Refunding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 2.  Equipment Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 3.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 4.  Certain Conditions Precedent to the Obligations
                     of the Original Head Lessee and the Parent
                     Guarantor; Certain Conditions Precedent to the
                     Obligations of the Lessee; Conditions Precedent
                     with Respect to the Pass Through Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 5.  Amendment and Restatement of the Original
                     Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 6.  Amendment and Restatement of the Original Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 7.  Termination of the Participation Agreement;
                     Termination of Sublease, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 8.  Representations and Warranties of the Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 9.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 10.  Transfer of Owner Participant's Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 11.  Re-Registration of the Aircraft  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 12.  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 13.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 14.  Certain Additional Provisions Relating to
                     Original Head Lessee, Parent Guarantor, Trust
                     Company, Owner Trustee and Owner Participant . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 15.  Certain Retained Rights and Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 16.  Certain Additional Obligations of the Lessee,
                     the Owner Trustee, the Owner Participant and
                     the Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 17.  Lessee Protection of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 18.  Jurisdictional and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 19.  Limitation on Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 20.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                                                                                     PAGE
                                                                                                                     ----
SECTION 21.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 22.  Reliance of Liquidity Provider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 23.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 24.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 25.  Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61



                                   Schedules

Schedule I       Pass Through Trust Agreements
Schedule II      Equipment Notes, Pass Through Trusts and Purchase Price
Schedule III     Holders of Equipment Notes - Payment Instructions

                                    Exhibits

Exhibit A        Form of Transferee's Parent Guarantee
Exhibit B        Form of Assignment and Assumption Agreement
Exhibit C        List of Countries
Exhibit D        Form of Insurance Broker's Report

                                     Annex

Annex A          FAA Documents

                              REFUNDING AGREEMENT
                                [GPA 1989 BN-8]


                 REFUNDING AGREEMENT [GPA 1989 BN-8] (this "Agreement"), dated as of June ___, 1997, among (i) AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Lessee"), (ii) GPA LEASING USA SUB I, INC., a Connecticut corporation (the "Original Head Lessee"), (iii) GPA GROUP plc, an Irish public limited company (the "Parent Guarantor"), (iv) [___________], (the "Owner Participant"), (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trust Company"), not in its individual capacity except as otherwise expressly provided herein, but solely as owner trustee (the "Owner Trustee") under the Trust Agreement (as defined below), (vi) FLEET NATIONAL BANK, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as pass through trustee (in such capacity, the "Pass Through Trustee") under each of the four separate Pass Through Trust Agreements (as defined below), (vii) FLEET NATIONAL BANK, not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), and (viii) THE CHASE MANHATTAN BANK (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), a New York corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as Indenture Trustee (the "Indenture Trustee") under the Indenture (as defined below).

                 Except as otherwise defined in this Agreement, the terms used herein in capitalized form shall have the meanings attributed thereto in the Indenture (whether set forth therein or by reference to another document) as if the Restatement Date had occurred.

                              W I T N E S S E T H:

                 WHEREAS, the Original Head Lessee, Air Tara Hong Kong, Limited, a Cayman Islands corporation ("AT Offshore"), the Parent Guarantor, the Owner Participant, Manufacturers Hanover Trust Company and The Mitsubishi Trust and Banking Corporation Grand Cayman Branch, as Lenders (the "Lenders"), the Owner Trustee and the Indenture Trustee are parties to the Participation Agreement [GPA 1989 BN-8], dated as of December 19, 1989 (the "Participation Agreement"), providing for the financing of one Airbus A320-231 aircraft (the "Aircraft");

                 WHEREAS, concurrently with the execution and delivery of the Participation Agreement, (i) AT Offshore and The Shamrock II Leasing Limited Partnership (the "Foreign Lessor") entered into the Aircraft Hire Purchase Agreement dated as of December 19, 1989 (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and of the Operative Documents, the "Hire Purchase Agreement") whereby, subject to the terms and conditions set forth therein, AT Offshore agreed to hire to Foreign Lessor, and Foreign Lessor agreed to hire from AT Offshore, the Aircraft, (ii) Foreign Lessor and GPA HK-320-B, Limited ("GPA Offshore") entered into the Aircraft Lease Agreement, dated the date thereof (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and of the Operative Documents, the "Foreign Lease Agreement") whereby, subject to the terms and conditions set forth therein, Foreign Lessor agreed to lease to GPA Offshore, and GPA Offshore agreed to lease from Foreign Lessor, the Aircraft, (iii) GPA Offshore assigned to Owner Trustee all of its rights (but none of its obligations (other than in respect of certain sales agency arrangements referred to therein)) under the Foreign Lease Agreement, (iv) Foreign Lessor under a Consent dated as of 19 December 1989 (by virtue of the General Assumption Agreement and the Payment Assumption Agreement) released and discharged GPA Offshore from all of its obligations, agreements and liabilities under the Foreign Lease Agreement (excluding the sales agency obligations referred to therein) and agreed to look solely to GPAG Caymans, Limited ("GPAG Caymans"), a subsidiary of the Parent Guarantor, and certain other Persons for the payment, performance and satisfaction of all such obligations, agreements and liabilities (other than the sales agency obligations referred to in the Foreign Lease Agreement) and further waived, released and discharged for itself and its successors and assigns any and all rights to hold the Owner Trustee or its successors and assigns liable for any of the obligations, agreements or liabilities of GPA Offshore under the Foreign Lease Agreement (other than in relation to the sales agency obligations referred to therein), (v) the Parent Guarantor (A) arranged for the assumption by one or more financial institutions of all monetary obligations of GPA Offshore under the Foreign Lease Agreement (other than certain indemnity obligations as to which Foreign Lessor agreed to limit its recourse to claims against GPAG Caymans) and (B) obtained the confirmation from the Foreign Lessor under a Deed of Consent dated December 20, 1994 that upon the termination of the Hire Purchase Agreement and/or the Foreign Lease Agreement that the Foreign Lessor would have no right to retain or assert any interest in the Aircraft, (vi) AT Offshore assigned all of its rights (but none of its obligations) under the Hire Purchase Agreement to the Owner Trustee and (vii) the Owner Trustee assigned to the Indenture Trustee all of its right, title and interest in and to the Foreign Financing Documents to secure the Secured Obligations referred to in the Indenture, all on and subject to the terms and conditions thereof;

                 WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Trust Indenture and Security Agreement [GPA 1989 BN-8], dated as of December 19, 1989, as supplemented by Trust Indenture Supplement No. 1, dated December 29, 1989 (as so supplemented or otherwise modified to the date hereof, the "Original Indenture"), pursuant to which the Owner Trustee issued loan certificates substantially in the form set forth in Section 2.02 thereof (the "Original Certificates") to the Lenders as evidence of the indebtedness then being made by the Owner Trustee to finance a portion of the purchase price of the Aircraft;

                 WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Owner Trustee and the Original Head Lessee entered into the Aircraft Lease Agreement [GPA 1989 BN-8], dated as of December 19, 1989, as supplemented by Lease Supplement [GPA 1989 BN-8] No. 1 dated December 29, 1989 and as further supplemented by Lease Supplement [GPA 1989 BN-8] No. 2 dated December 29, 1994 (as so supplemented, the "Original Lease"), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease to the Original Head Lessee, and the Original Head Lessee agreed to lease from the Owner Trustee, the Aircraft commencing on the Delivery Date (as therein defined);

                 WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Parent Guarantor entered into the Parent Head Lease Guaranty [GPA 1989 BN-8] dated as of December 19, 1989 (the "Parent Head Lease Guaranty") for the benefit of the Owner Trustee pursuant to which the Parent Guarantor guaranteed all of the obligations of the Original Head Lessee under the Operative Documents (as defined in the Participation Agreement);

                 WHEREAS, the Owner Participant and the Trust Company are parties to the Trust Agreement [GPA 1989 BN- 8], dated as of December 19, 1989, as supplemented by Trust Agreement Supplement [GPA 1989 BN-8] No. 1 dated December 29, 1989 (as amended, supplemented or otherwise modified to the date hereof, the "Original Trust Agreement"), pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section 1.1 thereof for the benefit of the Owner Participant thereunder;

                 WHEREAS, the Owner Participant and the Original Head Lessee are parties to the Head Lease Tax Indemnification Agreement [GPA 1989 BN-8], dated as of December 19, 1989 (as amended, supplemented or otherwise modified to the date hereof, the "Head Lease TIA");

                 WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Original Head Lessee in its capacity as sublessor (in such capacity, the "Sublessor") and America West Airlines, Inc. in its capacity as sublessee (in such capacity, the "Sublessee") entered into the Aircraft Sublease Agreement [GPA 1989 BN-8] dated as of September 21, 1990, as supplemented by Sublease Supplement No. 1 dated September 28, 1990 and as amended by Amendment No. 1 to Aircraft Sublease Agreement [GPA 1989 BN-8] dated as of June 25, 1991, and as further amended by Amendment No. 2 to Aircraft Sublease Agreement [GPA 1989 BN-8] dated as of August 26, 1991 (as amended, supplemented or otherwise modified to the date hereof, the

"Sublease"), whereby, subject to the terms and conditions set forth therein, the Sublessor agreed to sublease to the Sublessee, and the Sublessee agreed to sublease from the Sublessor, the Aircraft commencing on the Delivery Date (as defined therein);

                 WHEREAS, concurrently with the execution and delivery of the Sublease, the Parent Guarantor entered into the GPAG Sublease Guaranty dated as of September 21, 1990 (as amended, modified or otherwise supplemented to the date hereof, the "Sublease Guaranty") for the benefit of the Sublessee pursuant to which the Parent Guarantor guaranteed the obligations of the Original Head Lessee under Section 21(f) of the Sublease;

                 WHEREAS, concurrently with the execution and delivery of the Sublease, the Original Head Lessee and the Sublessee entered into the Sublease Tax Indemnification Agreement [GPA 1989 BN-8], dated as of September 21, 1990 (as amended, modified or otherwise supplemented to the date hereof, the "Sublease TIA");

                 WHEREAS, concurrently with the execution and delivery of the Sublease, the Sublessor and the Owner Trustee entered into the Assignment of Sublease [GPA 1989 BN-8] dated as of September 21, 1990 (as amended, modified or otherwise supplemented to the date hereof, the "Assignment of Sublease");

                 WHEREAS, at the Closing (as defined below), the Owner Trustee and the Indenture Trustee will amend and restate the Original Indenture as the First Amended and Restated Trust Indenture and Security Agreement [GPA 1989 BN-8], dated as of the Restatement Date (the "First Amended and Restated Indenture" and, the First Amended and Restated Indenture as so amended and restated, the "Indenture"), under which Indenture the Owner Trustee will issue secured equipment notes substantially in the form set forth in Section 2.01 thereof (the "Equipment Notes") in four series, the proceeds from the issuance and sale of which will be applied in part to the prepayment in full of the Original Certificates;

                 WHEREAS, at the Closing, the Owner Trustee, the Original Head Lessee, the Sublessee and the Indenture Trustee will enter into Assignment and Amendment No. 1 and Sublease Termination Agreement dated as of the Restatement Date ("Lease Amendment No. 1") containing assignments, modifications and terminations necessary to give effect to the transactions described herein and providing, inter alia, for the amendment and restatement in its entirety of the Original Lease as the Amended and Restated Lease (as so amended and restated, the "Lease");

                 WHEREAS, at the Closing, the Owner Participant and the Owner Trustee will enter into Trust Agreement Supplement [GPA 1989 BN-8] No. 2 ("Trust Supplement No. 2"), amending the Original Trust Agreement (as so amended and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the "Trust Agreement");

                 WHEREAS, at the Closing, the Owner Participant and the Original Head Lessee will enter into the Amended and Restated Head Lease Tax Indemnification Agreement, amending and restating the Head Lease TIA (as so amended and restated, the "Amended and Restated Head Lease TIA") and the Sublessor and the Sublessee will enter into the Amended and Restated Sublease Tax Indemnification Agreement, amending and restating the Sublease TIA (as so amended and restated, the "Amended and Restated Sublease TIA");

                 WHEREAS, pursuant to the Pass Through Trust Agreement and each of the Pass Through Trust Supplements set forth in Schedule I hereto (collectively, the "Pass Through Trust Agreements"), on the Restatement Date, four separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale by each Pass Through Trust of pass through certificates pursuant thereto (collectively, the "Certificates");

                 WHEREAS, the proceeds from the issuance and sale of the Certificates by each Pass Through Trust will be applied by the Pass Through Trustee at the Closing to purchase from the Owner Trustee, on behalf of each Pass Through Trust, all of the Equipment Notes bearing the same interest rate as the Certificates issued by such Pass Through Trust;

                 WHEREAS, at the Closing, (i) Kredietbank N.V., New York Branch (the "Liquidity Provider") will enter into three revolving credit agreements (each, a "Liquidity Facility"), for the benefit of the Holders of Equipment Notes of each of three Pass Through Trusts, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent will enter into the Intercreditor Agreement, dated as of the Restatement Date (the "Intercreditor Agreement"); and

                 WHEREAS, the Equipment Notes will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

                 NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                 SECTION 1. Purchase of Equipment Notes; Refunding. (a) Subject to the satisfaction or waiver of the conditions set forth herein, on June ___, 1997 or on such other date agreed to by the parties hereto (the "Restatement Date"), the following actions shall take place simultaneously:

                           (i) (A) the Sublessee shall pay to the Sublessor as a payment of Supplemental Rent under the Sublease all accrued and unpaid Rent under the Sublease up to the Restatement Date, if any (less any amounts for which Sublessee is indemnified by Sublessor) and (B) the Original Head Lessee shall pay to the Owner Trustee, as a payment of Supplemental Rent under the Original Lease, an amount equal to the accrued and unpaid interest on the Original Certificates up to but not including the Restatement Date plus an amount (the "Prepayment Amount") equal to all other amounts due to the holders of the Original Certificates under the Original Indenture and the other Operative Documents (as defined in the Original Indenture) payable on the Restatement Date under Section 2.13 of the Original Indenture;

                          (ii) the Pass Through Trustee for each Pass Through Trust shall pay to the Owner Trustee the aggregate purchase price of the Equipment Notes being issued to such Pass Through Trustee as set forth in clause (xii) below;

                          (iii) the Owner Trustee (to the extent of proceeds received under clauses (i) and (ii)) shall pay to the Indenture Trustee for the benefit of the holders of the Original Certificates an amount equal to the aggregate principal amount of the Original Certificates outstanding on the Restatement Date, together with accrued and unpaid interest on the Original Certificates up to but not including the Restatement Date plus the Prepayment Amount;

                          (iv) the Indenture Trustee shall disburse to the holders of the Original Certificates the amounts of principal, interest, and all other amounts, if any, described in clause
                 (iii) above, owing to them on the Restatement Date with respect to the Original Certificates as a prepayment of the Original Certificates;

                           (v) the Indenture Trustee shall receive the Original Certificates for cancellation;

                          (vi) the Owner Trustee and the Indenture Trustee shall enter into the Indenture (including Trust Indenture Supplement No. 2);

                         (vii) the Original Head Lessee, the Sublessee, the Owner Trustee and the Indenture Trustee shall enter into Lease Amendment No. 1;

                        (viii) the Owner Participant and the Trust Company shall enter into Trust Supplement No. 2;

                          (ix) the Original Head Lessee and the Owner Participant shall enter into the Amended and Restated Head Lease TIA and the Sublessor and the Sublessee shall enter into the Amended and Restated Sublease TIA;

                           (x) the Original Head Lessee, GPA Leasing USA I, Inc., the Parent Guarantor and the Lessee shall enter into an agreement in form and substance reasonably satisfactory to each, inter alia, confirming the termination of certain rights which the Parent Guarantor has to "put" aircraft to the Lessee and the obligation of the Lessee to accept and lease such aircraft (the "Put Termination Agreement");

                          (xi) the Parent Guarantor and/or one or more of its affiliates and the Lessee will enter into an agreement (the "Deed of Indemnity") pursuant to which the Parent Guarantor and/or one or more of its affiliates, on the one hand, and the Lessee, on the other, will indemnify each other with respect to certain information included in the Prospectus and the Registration Statement (as such terms are defined in the Underwriting Agreement) (the "Prospectus" and the "Registration Statement", respectively); and

                         (xii)    the Owner Trustee shall issue, pursuant to
                 Article II of the Indenture, to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts, Equipment Notes of the maturity and aggregate principal amount, bearing the interest rate and for the purchase price set forth on Schedule II hereto opposite the name of such Pass Through Trust.

                 (b) The Owner Participant, by its execution and delivery hereof, requests and directs the Owner Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions contemplated herein.

                 (c) The closing (the "Closing") of the transactions described in this Agreement shall take place at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, on the Restatement Date, or at such other place as the parties hereto may agree.

                 (d) All payments pursuant to this Section 1 shall be made in immediately available funds to such accounts and at such banks as the parties hereto shall designate in writing not less than one Business Day prior to the Restatement Date.

                 (e) In order to facilitate the transactions contemplated hereby, the Original Head Lessee, the Parent Guarantor and the Lessee have entered into the Underwriting Agreement, dated as of the date hereof (the "Underwriting Agreement"), among such Persons and Morgan Stanley & Co. Incorporated (the "Underwriter"), and, subject to the terms and conditions hereof, the Lessee will enter into each of the Pass Through Trust Agreements.

                 SECTION 2. Equipment Notes. The Equipment Notes shall be payable as to principal in accordance with the terms of the Indenture, and the Equipment Notes shall provide for a fixed rate of interest per annum and shall contain the terms and provisions provided for the Equipment Notes in the Indenture. The Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver to the Pass Through Trustee for each Pass Through Trust, a principal amount of Equipment Notes bearing the interest rate set forth opposite the name of such Pass Through Trust on Schedule II hereto, which Equipment Notes in the aggregate shall be in the principal amounts set forth on
Schedule II hereto. Subject to the terms hereof, of the Pass Through Trust Agreements and of the other Operative Documents, all such Equipment Notes shall be dated and authenticated as of the Restatement Date and shall bear interest therefrom, shall be registered in such names as shall be specified by the Subordination Agent and shall be paid in the manner and at such places as are set forth in the Indenture.

                 SECTION 3. Conditions Precedent. The obligations of the Pass Through Trustee to make the payments described in Section 1(a)(ii) and the obligations of the Owner Trustee to make the payments described in Section 1(a)(iii) and the obligations of each of the Pass Through Trustee, the Owner Trustee, the Owner Participant and the Indenture Trustee to participate in the transactions contemplated by this Agreement on the Restatement Date are subject to the fulfillment, prior to or on the Restatement Date, of the following conditions precedent (except that paragraphs (a), (f) and (j) shall not be conditions precedent to the obligations of the Owner Trustee hereunder, paragraphs (g) and (l) shall not be conditions precedent to the obligations of the Owner Participant hereunder and paragraphs (e) and (k) shall not be conditions precedent to the obligations of the Indenture Trustee hereunder):

                 (a) The Owner Trustee shall have tendered the Equipment Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall have authenticated such Equipment Notes and shall have tendered the Equipment Notes to the Subordination Agent on behalf of the Pass Through Trustee in accordance with Section 1.

                 (b) The Pass Through Trustee, the Owner Trustee, the Indenture Trustee and the Owner Participant each shall have received executed counterparts of each of the following documents:

                 (1)      this Agreement;

                 (2) Lease Amendment No. 1, the Amended and Restated Lease and Lease Supplement No. 3;

                 (3)      Trust Supplement No. 2;

                 (4) the First Amended and Restated Indenture and Trust Indenture Supplement No. 2;

                 (5) each of the Pass Through Trust Agreements and each Pass Through Trust Supplement set forth in Schedule I hereto;

                 (6)      the Intercreditor Agreement;

                 (7) the Liquidity Facility for each of the Class A, Class B and Class C Trusts (as defined in the Intercreditor Agreement); and

                 (8) the Termination and Release [GPA 1989 BN-8] dated as of the Restatement Date among [__________], the Lessee, the Original Head Lessee, the Parent Guarantor, the Owner Participant, the Owner Trustee and the Indenture Trustee.

                 (c) The Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant each shall have received the following:

                          (1) an incumbency certificate of each of the Original
                 Head Lessee, the Lessee and the Parent Guarantor as to the person or persons authorized to execute and deliver this Agreement and each of the other documents to be executed on behalf of such Person in connection with the transactions contemplated hereby (including, without limitation, each of the documents referred to herein) and as to the signatures of such person or persons;

                          (2) a copy of the resolutions of the board of directors of each of the Original Head Lessee, the Lessee and the Parent Guarantor or the applicable committee thereof, certified by the Secretary or an Assistant Secretary of such Person, duly authorizing the transactions contemplated hereby and the execution, delivery and performance of each of the documents required to be executed and delivered on behalf of such

                 Person in connection with the transactions contemplated hereby;

                          (3) a copy of the certificate of incorporation of each of the Original Head Lessee and the Lessee, certified by the Secretary of State of its state of incorporation, a copy of the by-laws of each of the Original Head Lessee and the Lessee, certified by the Secretary or an Assistant Secretary of such Person, and a certificate or other evidence from the Secretary of State of its state of incorporation, dated as of a date reasonably near the Restatement Date, as to its due incorporation and good standing in such state; and

                          (4) a copy of the Memorandum and Articles of Association of the Parent Guarantor certified to be true and correct by the Secretary or an Assistant Secretary of the Parent Guarantor.

                 (d) The Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant each shall have received, in the case of (1), (5) and (6) below, a certificate signed by an authorized officer of the Lessee and, in the case of (2), (3) and (4) below, a certificate signed by an authorized officer of the Original Head Lessee, dated the Restatement Date, certifying that:

                          (1) the Aircraft has been duly certified by the FAA as to type and airworthiness and has a current, valid certificate of airworthiness;

                          (2) the Second Aircraft FAA Bill of Sale (as defined in the Participation Agreement), the Original Lease and the Original Indenture have each been duly recorded, and the Original Trust Agreement has been duly filed, with the FAA pursuant to the sections of Title 49 of the United States Code relating to aviation (the "Federal Aviation Act");

                          (3) Lease Amendment No. 1, the Amended and Restated Lease, Lease Supplement No. 3, the First Amended and Restated Indenture, Trust Indenture Supplement No. 2 and Trust Supplement No. 2 covering the Aircraft shall have been duly filed for recordation with the FAA pursuant to the Federal Aviation Act;

                          (4) the Aircraft has been registered with the FAA in the name of the Owner Trustee;

                          (5)  the Lessee has authority to operate the
                 Aircraft; and

                          (6) the representations and warranties contained herein of the Lessee are correct as of the Restatement

                 Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date).

                 (e) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received the following:

                          (1) an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver this Agreement and each of the other documents to be executed on behalf of the Indenture Trustee in connection with the transactions contemplated hereby (including, without limitation, each of the documents referred to herein) and as to the signatures of such person or persons;

                          (2) a copy of the resolutions of the board of directors of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, duly authorizing the transactions contemplated hereby and the execution, delivery and performance of each of the documents required to be executed and delivered on behalf of the Indenture Trustee in connection with the transactions contemplated hereby;

                          (3) a copy of the organization certificate and by-laws of the Indenture Trustee, each certified by the Secretary or an Assistant Secretary of the Indenture Trustee; and

                          (4) a certificate signed by an authorized officer of the Indenture Trustee, dated the Restatement Date, certifying that the representations and warranties contained herein of the Indenture Trustee are correct as though made on and as of the Restatement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

                 (f) The Pass Through Trustee, the Indenture Trustee and the Owner Participant each shall have received the following:

                          (1) an incumbency certificate of the Owner Trustee as to the person or persons authorized to execute and deliver this Agreement and each of the other documents to be executed on behalf of the Owner Trustee in connection with the transactions contemplated hereby (including, without limitation, each of the documents referred to herein) and as to the signatures of such person or persons;

                          (2) a copy of the resolutions of the board of directors of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the transactions contemplated hereby and the execution, delivery and performance of each of the documents required to be executed and delivered on behalf of the Owner Trustee in connection with the transactions contemplated hereby;

                          (3) a copy of the articles of association and by-laws of the Owner Trustee, each certified by the Secretary or an Assistant Secretary of the Owner Trustee; and

                          (4) a certificate signed by an authorized officer of the Owner Trustee, dated the Restatement Date, certifying that the representations and warranties contained herein of the Owner Trustee are correct as though made on and as of the Restatement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

                 (g) The Pass Through Trustee, the Indenture Trustee and the Owner Trustee each shall have received the following:

                          (1) a secretary's certificate of Security Pacific Leasing Corporation, the managing partner of the Owner Participant (the "Managing Partner"), as to (i) the Certificate of Incorporation and By-laws of the Managing Partner, (ii) the General Operating Resolution of the Managing Partner and (iii) the incumbency and signatures of persons authorized pursuant to such General Operating Resolution to execute and deliver this Agreement and each of the other documents to be executed by the Managing Partner on behalf of the Owner Participant in connection with the transactions contemplated hereby (including, without limitation, each of the documents referred to herein);

                          (2) a copy of the resolutions of the board of directors of the Managing Partner, certified by the Secretary or an Assistant Secretary of the Managing Partner, duly authorizing the Managing Partner to perform the rights and duties of the managing partner of the Owner Participant under the Partnership Agreement (as herein defined);

                          (3) a certificate of an officer of the Managing Partner certifying as to excerpts from the partnership agreement between the partners of the Owner Participant, as amended to the Restatement Date, and as in full force and effect as of the Restatement Date

                 (which a complete version thereof shall be the "Partnership Agreement");

                          (4)  a certificate signed by an authorized
                 representative of the Owner Participant, dated the Restatement Date, certifying that the representations and warranties contained herein of the Owner Participant are correct as though made on and as of the Restatement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date); and

                          (5) resolutions of the partners of the Owner Participant or other satisfactory evidence evidencing the consent or approval by each of the partners thereof of the execution and delivery of this Agreement and the agreements referred to herein to which the Owner Participant is a party and the performance by the Owner Participant of such agreements and the transactions contemplated thereby.

                 (h) The Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant each shall have received from the Lessee a report from Willis Corroon in substantially the form of Exhibit D attached hereto.

                 (i) The Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from (i) Latham & Watkins, special counsel for the Lessee, (ii) Andrews & Kurth L.L.P., special counsel for the Lessee, (iii) the Senior Vice President - Legal Affairs of the Lessee and (iv) Lewis & Roca, special Arizona counsel for the Lessee, in each case in form and substance satisfactory to each of them.

                 (j) The Pass Through Trustee, the Indenture Trustee and the Owner Participant each shall have received an opinion addressed to it from Morris, James, Hitchens & Williams, special counsel for the Owner Trustee, in form and substance satisfactory to each of them.

                 (k) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from (i) Kelley Drye & Warren LLP, special counsel for the Indenture Trustee, and (ii) Shipman & Goodwin LLP, special counsel for the Subordination Agent and the Pass Through Trustee, in each case in form and substance satisfactory to each of them.

                 (l) The Pass Through Trustee, the Indenture Trustee and the Owner Trustee each shall have received an opinion addressed to it from (i) White & Case, special counsel for the Owner Participant, and (ii) in-house counsel for the Managing

Partner, in each case in form and substance satisfactory to each of them.

                 (m) The Pass Through Trustee, the Owner Trustee and the Owner Participant shall have received an opinion from (i) White & Case, special counsel for the Liquidity Provider, and (ii) in-house counsel for the Liquidity Provider, in each case in form and substance satisfactory to each of them.

                 (n) The Pass Through Trustee, the Owner Trustee, the Owner Participant and the Indenture Trustee each shall have received an opinion addressed to it from Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, in form and substance satisfactory to each of them.

                 (o) The Pass Through Trustee, the Owner Trustee, the Owner Participant and the Indenture Trustee each shall have received an opinion addressed to it from Paul, Hastings, Janofsky & Walker LLP, special New York counsel for the Original Head Lessee and the Parent Guarantor, in form and substance satisfactory to each of them.

                 (p) The Pass Through Trustee, the Owner Trustee, the Owner Participant and the Indenture Trustee each shall have received an opinion addressed to it from McCann FitzGerald, special Irish counsel for the Parent Guarantor, in form and substance satisfactory to each of them.

                 (q) The Original Head Lessee, the Lessee, and the Parent Guarantor shall have entered into the Underwriting Agreement and the Lessee shall have entered into each of the Pass Through Trust Agreements, the Certificates shall have been issued and sold pursuant to the Underwriting Agreement and the Pass Through Trust Agreements, and the Underwriter shall have transferred to the Pass Through Trustee in immediately available funds an amount equal to the aggregate purchase price of the Equipment Notes to be purchased from the Owner Trustee.

                 (r) The Original Head Lessee and the Owner Participant shall each have executed and delivered to the other the Amended and Restated Head Lease TIA.

                 (s) The Sublessor and the Sublessee shall each have executed and delivered to the other the Amended and Restated Sublease TIA.

                 (t) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it illegal for the Pass Through Trustee to make the payments described in Section 1(a)(ii) or for the Lessee, the Indenture Trustee, the Owner Trustee or the Owner Participant or any other party hereto to participate in the transactions contemplated by this Agreement on the Restatement Date.

                 (u) All approvals and consents of any trustee or holder of any indebtedness or obligations of the Lessee which are required in connection with the Pass Through Trustee's making of the payments described in Section 1(a)(ii) or the Owner Trustee's or the Owner Participant's participation in the transactions contemplated by this Agreement on the Restatement Date shall have been duly obtained.

                 (v) Uniform Commercial Code financing, termination, amendment and continuation statement or statements covering all of the security interests created by or pursuant to the Indenture that are not covered by the recording system established by the Federal Aviation Act shall have been executed and delivered by the Original Head Lessee, the Lessee, the Indenture Trustee and the Owner Trustee, as the case may be, and such financing, termination, amendment and continuation statement or statements or documents to the same purposes shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing, termination, amendment and continuation statements deemed advisable by the Original Head Lessee, the Lessee, the Owner Participant or the Indenture Trustee shall have been executed and delivered by the Original Head Lessee, the Lessee, the Indenture Trustee or the Owner Trustee, as the case may be, and duly filed in all places advisable.

                 (w) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would adversely affect the tax consequences of the transactions contemplated by this Agreement to the Owner Participant, the Owner Trustee or any of their respective Affiliates.

                 Promptly following the recording of Lease Amendment No. 1, the Amended and Restated Lease (including Lease Supplement No. 3) and the First Amended and Restated Indenture (including Trust Indenture Supplement No. 2) pursuant to the Federal Aviation Act, the Original Head Lessee will cause Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee, the Lessee, the Indenture Trustee, the Owner Participant and the Owner Trustee an opinion as to the due recording of Lease Amendment No. 1, the Amended and Restated Lease, Lease Supplement No. 3, the First Amended and Restated Indenture, Trust Indenture Supplement No. 2 and Trust Supplement No. 2.

                 SECTION 4. Certain Conditions Precedent to the Obligations of the Original Head Lessee and the Parent Guarantor; Certain Conditions Precedent to the Obligations of the Lessee; Conditions Precedent with Respect to the Pass Through Trustee.

(a) The obligations of the Original Head Lessee and the Parent Guarantor to participate in the transactions contemplated by this Agreement on the Restatement Date, and to execute and deliver this Agreement are subject to the fulfillment, prior to or on the Restatement Date, of the following conditions precedent:

                 (i) Each of the Original Head Lessee and the Parent Guarantor shall have received counterparts of the following documents executed by each of the parties thereto other than the Original Head Lessee and the Parent Guarantor:

                          (1) this Agreement;

                          (2) Lease Amendment No. 1, the Amended and Restated
                              Lease and Lease Supplement No. 3;

                          (3) the Amended and Restated Head Lease TIA;

                          (4) the Amended and Restated Sublease TIA;

                          (5) the Put Termination Agreement;

                          (6) the Deed of Indemnity;

                          (7) the Underwriting Agreement;

                          (8) Uniform Commercial Code termination statements
                              relating to the Original Head Lease executed by the Owner Trustee and/or the Indenture Trustee and such other releases and terminations as it may reasonably request; and

                          (9) that certain letter agreement dated as of the
                              Restatement Date relating to Stipulated Loss
                              Values with respect to the Amended and Restated Lease (the "SLV Letter Agreement").

                 (ii) Each of the Original Head Lessee and the Parent Guarantor shall have received originals of the following documents:

                          (1) the incumbency certificate of the Lessee referred
                              to in Section 3(c)(1);

                          (2) the resolutions of the Lessee referred to in
                              Section 3(c)(2);

                          (3) the documents referred to in Section 3(e),
                              Section 3(f) and Section 3(g);

                          (4) the opinions referred to in Section 3(i), Section
                              3(j), Section 3(k), Section 3(l), Section 3(m) and Section 3(n), in each case addressed to each of the Original Head Lessee and the Parent Guarantor and in form and substance satisfactory to each of them;

                          (5) the opinions of Paul, Hastings, Janofsky & Walker
                              LLP and Milbank, Tweed, Hadley & McCloy with respect to certain matters relating to and described in the Prospectus, in each case addressed to the Original Head Lessee and the Parent Guarantor and in form and substance reasonably satisfactory to each of them; and

                          (6) the report referred to in Section 3(h) addressed
                              to each of the Original Head Lessee and the Parent Guarantor.

                 (iii) Each of the Original Head Lessee and the Parent Guarantor shall have received such other documents and evidence with respect to each other party hereto as each of them or its counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement and the "Refunding Agreements" (as defined in the Registration Statement), the taking of all necessary action in connection therewith and compliance with the conditions herein or therein set forth.

                 (b) The obligations of the Lessee to make the payment described in Section 1(a)(i)(A) (if any), to participate in the transactions contemplated by this Agreement on the Restatement Date, and to execute and deliver each of the Pass Through Trust Agreements are subject to the fulfillment, prior to or on the Restatement Date, of the following conditions precedent:

                 (i) The Lessee shall have received counterparts of the following documents executed by each of the parties thereto other than
         Lessee:

                          (1) this Agreement;

                          (2) Lease Amendment No. 1, the Amended and Restated
                              Lease and Lease Supplement No. 3;

                          (3) the Amended and Restated Sublease TIA;

                          (4) the Put Termination Agreement;

                          (5) the Deed of Indemnity;

                          (6) the Pass Through Trust Agreements;

                          (7) the Underwriting Agreement;

                          (8) Uniform Commercial Code termination statements
                              relating to the Sublease executed by the Original Head Lessee; and

                          (9) the SLV Letter Agreement.

                 (ii) The Lessee shall have received originals of the following documents:

                          (1) the incumbency certificate of the Original Head
                              Lessee and Parent Guarantor referred to in
                              Section 3(c)(1);

                          (2) the resolutions of the Original Head Lessee and
                              Parent Guarantor referred to in Section 3(c)(2);

                          (3) the documents referred to in Section 3(e),
                              Section 3(f) and Section 3(g);

                          (4) the opinions referred to in Section 3(j), Section
                              3(k), Section 3(l), Section 3(m), Section 3(n),
                              Section 3(o) and Section 3(p), in each case addressed to Lessee and in form and substance satisfactory to Lessee; and

                          (5) the opinions of Paul, Hastings, Janofsky & Walker
                              LLP and Milbank, Tweed, Hadley & McCloy with respect to certain matters relating to and described in the Prospectus, in each case addressed to Lessee and in form and substance reasonably satisfactory to Lessee.

                 (iii) The Lessee shall have received such other documents and evidence with respect to each other party hereto as Lessee or its counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement and the "Refunding Agreements" (as defined in the Registration Statement), the taking of all necessary action in connection therewith and compliance with the conditions herein and therein set forth.

                 (c) The respective obligations of each of the Lessee, the Pass Through Trustee (solely as to clause (ii)), the Original Head Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee to participate in the transactions contemplated hereby is subject to the receipt by each of them of (i) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Restatement Date, certifying that the representations and warranties contained herein and in the Pass Through Trust Agreements of the Pass Through Trustee are correct as of the Restatement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) an opinion addressed to each of them of Shipman & Goodwin LLP, special counsel for the Pass Through Trustee, in form and substance satisfactory to each of them, and (iii) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary action in connection therewith and compliance with the conditions herein set forth.

                 SECTION 5. Amendment and Restatement of the Original Indenture. Subject to the satisfaction or waiver of the conditions precedent set forth herein, the Owner Participant, by execution and delivery hereof, requests, authorizes and directs the Owner Trustee to execute and deliver the First Amended and Restated Indenture, and the Owner Trustee and the Indenture Trustee, by execution and delivery hereof, agree to execute and deliver the First Amended and Restated Indenture. Each of the Original Head Lessee, the Parent Guarantor and the Lessee, by execution and delivery hereof, consent to such execution and delivery of the First Amended and Restated Indenture. The First Amended and Restated Indenture shall be effective as of the Restatement Date.

                 SECTION 6. Amendment and Restatement of the Original Lease. Subject to the satisfaction or waiver of the conditions precedent set forth herein, the Indenture Trustee, the Pass Through Trustee, the Parent Guarantor and the Owner Participant, by execution and delivery hereof, consent to the assignments, delegations, and releases set forth in, and to the amendment and restatement of the Original Lease effected by, and the Owner Participant requests and instructs the Owner Trustee to execute and deliver, Lease Amendment No. 1, and the Owner Trustee, the Original Head Lessee, the Indenture Trustee and the Sublessee agree, by execution and delivery hereof, to execute and deliver Lease Amendment No. 1. The Amended and Restated Lease shall be effective as of the Restatement Date.

                 SECTION 7. Termination of the Participation Agreement; Termination of Sublease, etc. Subject to the satisfaction or waiver of the conditions precedent set forth herein, the Owner Participant, the Owner Trustee, the Original Head Lessee, the Parent Guarantor and the Indenture Trustee, by execution and delivery hereof, agree that, with effect from and including the Restatement Date and except as otherwise provided in Section 15 hereof, the Participation Agreement shall terminate and forever be without force and effect, conferring no rights and imposing no obligations on the parties thereto. Upon the execution and delivery of Lease Amendment No. 1 by each of the parties thereto, the Sublease, the Sublease Guaranty and the Assignment of Sublease shall terminate as and to the extent set forth herein and therein. Lease Amendment No. 1 shall be effective as of the Restatement Date.

                 SECTION 8. Representations and Warranties of the Lessee. The Lessee represents and warrants, as of the Restatement Date, to the Original Head Lessee (except as to the representation and warranty contained in Section 8(i)), the Parent Guarantor (except as to the representation and warranty contained in Section 8(i)), the Pass Through Trustee, the Owner Participant, the Owner Trustee, the Liquidity Provider and the Indenture Trustee that:

                 (a) the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own or hold under lease its properties, has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform its obligations under this Agreement, Lease Amendment No. 1, the Lease, the Pass Through Trust Agreements, the Amended and Restated Sublease TIA, the SLV Letter Agreement and any certificate delivered by the Lessee pursuant to the foregoing (the "Lessee Documents") and is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on its business, operations or condition (financial or otherwise), or on its ability to perform its obligations under the Lessee Documents;

                 (b) the Lessee is a Certificated Air Carrier, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code in effect in the State of Arizona) is located at 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034;

                 (c) the execution and delivery by the Lessee of the Lessee Documents and the performance of the obligations of the Lessee under the Lessee Documents have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of the Lessee, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on the Lessee or the certificate of incorporation or by-laws of the Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of the Lessee under, any indenture, mortgage, contract, lease or other agreement in each case having payment obligations in excess of $500,000 to which the Lessee is a party or by which it may be bound or affected;

                 (d) neither the execution and delivery by the Lessee of the Lessee Documents nor the performance of the obligations of the Lessee under the Lessee Documents nor the consummation by the Lessee of any of the transactions contemplated by the Lessee Documents, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other federal, state, local or foreign governmental authority having jurisdiction, other than those which have already been received and which the Lessee is in compliance with and (i) the registration of the Certificates under the Securities Act of 1933, as amended (the "Securities Act") and the securities laws of any state in which the Certificates may be offered for sale if the laws of such state require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, (iii)
         (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee required to be obtained on or prior to the Restatement Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or will on the Restatement Date be in full force and effect, (B) the registration of the Aircraft pursuant to the Federal Aviation Act and (C) such consents, approvals, notices, registrations and other actions required by the terms of the Lessee Documents to the extent required to be given or obtained only after the Restatement Date and
         (iv) the registrations and filings referred to in Section 8(i);

                 (e) each Lessee Document has been duly executed and delivered by the Lessee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, each Lessee Document constitutes, or when executed will constitute, the legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and by general principles of equity, whether considered in a proceeding at law or in equity, and except, in the case of the Lease, as may be limited by applicable laws which may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for the practical realization of the benefits intended to be afforded thereby;

                 (f) except as disclosed in the Prospectus, there are no pending or, to its knowledge, threatened actions or proceedings before any court or administrative agency or regulatory commission or other governmental agency against or affecting the Lessee that are reasonably expected to materially adversely affect the ability of Lessee to enter into or perform its obligations under the Lessee Documents;

                 (g) the Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                 (h) on the Restatement Date, the Trust Estate shall be free and clear of any and all Liens (other than Permitted Liens) created by or through the Lessee;

                 (i) except for the registration of the Aircraft pursuant to the Federal Aviation Act, the filing for recordation pursuant to the Federal Aviation Act (with confidential financial terms redacted) of Lease Amendment No. 1, the Amended and Restated Lease, Lease Supplement No. 3, Trust Supplement No. 2, the First Amended and Restated Indenture and Indenture Supplement No. 2, and each of the other documents referred to in Annex A hereto, all with the FAA, the filing of a Uniform Commercial Code ("UCC") amended financing statement with the Secretary of State of the State of Delaware with regard to the Original Lease, the filing of UCC termination statements with regard to the Original Head Lessee with the Secretary of State of the States of New York, Connecticut and Arizona, the filing of a protective UCC financing statement with the Secretary of State of the State of Arizona with respect to the Lease, the filing of a UCC termination statement with the Secretary of State of the State of Arizona with respect to the Sublease, and the filing of a UCC termination statement with the Secretary of State of the State of Delaware with respect to the Initial Sublease Assignment (as defined in the Original Lease) all of which financing and termination statements shall have been duly effected as of the Restatement Date (and assignments thereof and continuation statements at periodic intervals), and other than the taking of possession by the Indenture Trustee of the original counterparts of the Original Lease, Lease Amendment No. 1, the Amended and Restated Lease, and all Lease Supplements thereto (to the extent the Lease constitutes chattel paper), and the placing of the Lease identification required by
         Section 6(e) of the Lease, no further filing or recording of the Lease or of any other document (including any financing statement under Article 9 of the UCC of the State of Delaware, New York or Arizona) and no further action is necessary, under the laws of the United States of America or the States of Delaware, New York and Arizona in order to perfect the Owner Trustee's interest in the Aircraft as against the Lessee and any third parties, or to perfect the security interest in favor of the Indenture Trustee in the Owner Trustee's interest in the Aircraft and in the Lease;

                 (j) all obligations of the Lessee owing to the Lessor in connection with the Lease are at least pari passu with all unsecured and unsubordinated debt obligations of the Lessee;

                 (k) no event has occurred and is continuing which constitutes a Lease Event of Default or would constitute a Lease Event of Default but for the requirement that notice be given or time lapse or both;

                 (l) no event has occurred and is continuing which constitutes an Event of Loss (as defined in the Lease) or would constitute an Event of Loss with the lapse of time;

                 (m) the Lessee has filed or will file, or has caused or will cause to be filed, all federal and state tax returns which are required to be filed and has paid or will pay or has caused or will cause to be paid all taxes shown to be due or payable on said returns and on any assessment received by the Lessee, to the extent such taxes have become due and payable, except for taxes and returns with respect thereto the nonpayment or nonfiling of which, either in any case or in the aggregate, could have no material adverse effect on the Lessee, its condition (financial or otherwise), business, operations or prospects, or on its ability to perform its obligations under the Lease or which are being diligently contested by the Lessee in good faith by appropriate proceedings and with appropriate reserves;

                 (n) the financial statements together with the notes related thereto contained in the Registration Statement are complete in all material respects and fairly present the Lessee's financial condition as of December 31, 1996 and the results of its operations for the period covered in conformance with GAAP (except as otherwise noted therein and with which any such change the independent auditors of the Lessee have agreed) and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; since December 31, 1996, there has been no material adverse change in the Lessee's business, operations, condition (financial or otherwise) or prospects which has not been disclosed in writing to the Owner Participant and the Indenture Trustee;

                 (o) on the Restatement Date, all sales, use, documentary duties or other similar Taxes then due and for which the Lessee is responsible pursuant to the Lessee Documents, shall have been paid, other than such Taxes which are being contested by the Lessee in good faith and by appropriate proceedings (and for which the Lessee shall have established such reserves as are required under GAAP) so long as such proceedings or the non- payment of such Taxes do not involve any material danger to the sale, forfeiture or loss of the Aircraft;

                 (p) the Lessee is not a "national" of any designated foreign country within the meaning of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 Code of Federal Regulations, Subtitle B, Chapter V, as amended, or of any regulations, interpretations or rulings issued thereunder, and the Lessee is not, and is not acting on behalf of or for the benefit of, an "Iranian Entity" within the meaning of the Iranian Assets Control Regulations of the United States Treasury Department, 31 Code of Federal Regulations, Subtitle B, Chapter V, as amended, and the transactions contemplated by this Agreement are not prohibited by Executive Order 12170, the above-mentioned Iranian Assets Control Regulations or any regulations, interpretations or rulings issued under any thereof;

                 (q) no part of the Rent or other payments made by the Lessee under the Lease or under the other Operative Documents will be made out of the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA;

                 (r) no representation or warranty of the Lessee contained in any Lessee Document or other information in writing furnished to the Owner Participant or the Indenture Trustee by the Lessee in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading; there is no fact known to the Lessee (other than matters of a general economic nature) which the Lessee has not disclosed in writing to the Owner Participant or the Indenture Trustee which could impair its ability to perform its obligations under the Lessee Documents; and

                 (s) if the Lessee were to become a debtor under the Bankruptcy Code, the Lessor as lessor of the Aircraft under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft.

                 SECTION 9. Representations and Warranties. Each of the parties below represents and warrants, as of the Restatement Date, to each of the other parties to this Agreement and to the Liquidity Provider (except that the representation and warranty set forth in Section 9(f)(8) shall be a representation and warranty of the Original Head Lessee to the Lessee only) as follows:

                 (a) The Indenture Trustee in its individual capacity (and as Indenture Trustee to the extent provided in clause (6) below) represents and warrants that:

                          (1) the Indenture Trustee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is a "citizen of the United States" as defined in Section 40102(a)(15) of the Federal Aviation Act and the rules and regulations of the FAA thereunder (as so defined, a "Citizen of the United States") (without making use of a voting trust, voting powers agreement or similar arrangement), will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States (without making use of a voting trust, voting powers agreement or similar arrangement) is likely to change and will resign as Indenture Trustee as provided in Section 8.02 of the Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States (without making use of a voting trust, voting powers agreement or similar arrangement), and has the full corporate power, authority and legal right under the laws of the State of New York and the federal laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the Indenture and each other Operative Document to which it is a party and to carry out its obligations under this Agreement, the Indenture and each other Operative Document to which it is a party;

                          (2) neither the execution and delivery by the Indenture Trustee of this Agreement, the Indenture, Lease Amendment No. 1 and each other Operative Document to which it is a party, nor the consummation by it of any of the transactions contemplated hereby or thereby, nor the compliance by it with any of the terms and provisions hereof and thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or (B) violates or will violate its articles of association or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Operative Documents) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation or any judgment or order applicable to or binding on it of any United States governmental authority or agency governing the trust powers of the Indenture Trustee;

                          (3) this Agreement constitutes, and the Indenture, when executed and delivered by the Indenture Trustee, will constitute, the legal, valid and binding obligations of the Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (4) there are no pending or, to its knowledge, threatened actions or proceedings against the Indenture Trustee, either in its individual capacity or as Indenture Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Indenture Trustee, in its individual capacity or as Indenture Trustee, as the case may be, to perform its obligations under the Operative Documents to which it is a party;

                          (5) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any State of New York or any United States of America governmental authority or agency regulating the trust powers of the Indenture Trustee is required for the execution and delivery of, or the carrying out by, the Indenture Trustee of any of the transactions contemplated hereby or by the Indenture, Lease Amendment No. 1 or any other Operative Document to which it is a party or by which it is bound, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

                          (6) there are no Lenders' Liens (as defined in the Lease) on the Aircraft or any portion of the Trust Estate created by or through the Indenture Trustee in its individual capacity; and

                          (7) it has possession of the chattel paper original counterpart of the Original Lease, Lease Amendment No. 1 and the Lease.

                 (b)  Each of the Trust Company (except with respect to clauses
         (2)(ii), (3), (4)(i) and (6) below, which representations and warranties are made solely by the Owner Trustee) and the Owner Trustee (except with respect to clauses 1(i), (2)(i), 4(ii), (7), (11) and
         (12) below, which representations and warranties are made solely by the Trust Company) represents and warrants that:

                          (1) (i) the Trust Company is a banking corporation
                 duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as now conducted, has, or had on the respective dates of execution thereof, the corporate power and authority to execute and deliver Trust Supplement No. 2, has the corporate power and authority to carry out the terms of the Trust Agreement, and (ii) each of the Trust Company and the Owner Trustee has, or had on the respective dates of execution thereof (assuming the authorization, execution and delivery of Trust Supplement No. 2 by the Owner Participant), the corporate power and authority to execute and deliver and to carry out the terms of this Agreement, the Indenture, the Equipment Notes, Lease Amendment No. 1, the Lease and each other Operative Document (other than the Trust Agreement) to which it is a party;

                          (2) (i) the Trust Company has duly authorized,
                 executed and delivered the Trust Agreement (and, to the extent provided herein to be in its individual capacity, this Agreement) and (assuming the due authorization, execution and delivery of Trust Supplement No. 2 by the Owner Participant) the Trust Agreement (and, to the extent provided herein to be in its individual capacity, this Agreement) constitutes a legal, valid and binding obligation of the Trust Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity, (ii) the Owner Trustee has duly authorized, executed and delivered this Agreement and (assuming the due authorization, execution and delivery of Trust Supplement No. 2 by the Owner Participant) this Agreement and the Trust Agreement constitute, and the Indenture and the Lease, when entered into, will constitute, legal, valid and binding obligations of the Owner Trustee, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (3) assuming the due authorization, execution and delivery of Trust Supplement No. 2 by the Owner Participant, the Owner Trustee has duly authorized, and on the Restatement Date shall have duly issued, executed and delivered to the Indenture Trustee for authentication, the Equipment Notes pursuant to the terms and provisions hereof and of the Indenture, and, upon such issuance, execution and delivery by the Owner Trustee and authentication by the Indenture Trustee in accordance with the terms of the Indenture, each Equipment
                 Note issued on the Restatement Date will constitute the valid and binding obligation of the Owner Trustee and will be entitled to the benefits and security afforded by the Indenture in accordance with the terms of such Equipment Note and the Indenture;

                          (4) (i)  neither the execution and delivery by the
                 Owner Trustee of this Agreement, the Original Trust Agreement, Trust Supplement No. 2, the Original Indenture, the Indenture, the Original Lease, Lease Amendment No. 1, the Lease, the Equipment Notes, or any other Operative Document to which it is a party, nor the consummation by it of any of the transactions contemplated hereby or thereby, nor the compliance by it with any of the terms and provisions hereof or thereof, contravenes or will contravene any judgment or order applicable to or binding on it, and (ii) neither the execution and delivery by the Trust Company of this Agreement, the Original Trust Agreement, Trust Supplement No. 2, the Original Indenture, the Indenture, the Original Lease, Lease Amendment No. 1, the Lease, the Equipment Notes, or any other Operative Document to which it is a party, nor the consummation by it of any of the transactions contemplated hereby or thereby, nor the compliance by it with any of the terms and provisions hereof or thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or (B) violates or will violate its articles of association or by-laws, or contravenes or will contravene any law, governmental rule or regulation of the State of Delaware or any United States governmental authority or agency governing the trust powers of the Trust Company, or any judgment or order applicable to or binding on it;

                          (5) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any state or local governmental authority or agency or any State of Delaware, State of New York or any United States of America governmental authority or agency regulating the trust powers of the Trust Company is required for the execution and delivery of, or the carrying out by, the Trust Company or the Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement, the Indenture, the Lease, Lease Amendment No. 1, the Equipment Notes or any other Operative Document to which it is a party or by which it is bound, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken or which is described in Section 8(d);

                          (6) there exists no Lessor's Lien or Head Lessor's Lien (each as defined in the Lease) (including for this purpose Liens that would be Lessor's Liens but for the first proviso in the definition of Lessor's Liens) attributable to the Owner Trustee;

                          (7) there exists no Lessor's Lien or Head Lessor's Lien (including for this purpose Liens that would be Lessor's Liens but for the first proviso in the definition of Lessor's Liens) attributable to the Trust Company;

                          (8) there are no Taxes payable by the Owner Trustee or the Trust Company imposed by the State of Delaware or any political subdivision thereof in connection with the prepayment of the Original Certificates or the issuance of the Equipment Notes,or the execution and delivery by it of any of the instruments referred to in clauses (1), (2), (3) and (4) above, that, in each case, would not have been imposed if the Trust Estate were not located in the State of Delaware and the Trust Company had not (a) had its principal place of business in, (b) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Documents in, and (c) engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the State of Delaware;

                          (9) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under any of the instruments referred to in clauses (1), (2), (3) and (4) above;

                          (10) both its chief executive office, and the place where its records concerning the Aircraft and all its interests in, to and under all documents relating to the Trust Estate (other than such as may be maintained and held by the Indenture Trustee pursuant to the Indenture), are located in Wilmington, Delaware. Owner Trustee, in its individual capacity or as Owner Trustee, agrees that it will not change the location of such office to a location outside of Delaware, without prior written notice to all parties hereto;

                          (11) it is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangements); and

                          (12)  there has not occurred any event which
                 constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Indenture which has been caused by or relates to the Trust Company and which is presently continuing.

                 (c)  The Owner Participant represents and warrants that:

                          (1) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the partnership power and authority to carry on its present business and operations and to own or lease its properties, has, or had on the respective dates of execution thereof, as the case may be, the partnership power and authority to enter into and to perform its obligations under this Agreement, the Trust Agreement, the SLV Letter Agreement and the Amended and Restated Head Lease TIA; this Agreement, the SLV Letter Agreement and Trust Supplement No. 2 have been duly authorized, executed and delivered by it; assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, this Agreement, the Trust Agreement, the SLV Letter Agreement and the Amended and Restated Head Lease TIA constitute the legal, valid and binding obligations of the Owner Participant enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and the Managing Partner is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its present business and operations and to own or lease its properties, has, or had on the respective dates of execution thereof, as the case may be, the corporate power and authority to execute and deliver this Agreement, the Trust Agreement, the SLV Letter Agreement and the Amended and Restated Head Lease TIA on behalf of the Owner Participant;

                          (2) neither (A) the execution and delivery by the Owner Participant of this Agreement, the Trust Agreement, the SLV Letter Agreement, the Amended and Restated Head Lease TIA or any other Operative Document to which it is a party nor (B) compliance by it with all of the provisions hereof or thereof,
                 (x) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable law), or (y) will contravene the provisions of, or constitutes or has constituted or will constitute a default under, the Partnership Agreement or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property may be bound or affected, except where such contravention or default would not result in any liability to any other party hereto or have a material adverse effect on the rights or on the remedies of the other parties hereto or on its ability to perform its obligations hereunder or thereunder;

                          (3) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is or was required, as the case may be, for the due execution, delivery or performance by it of this Agreement, the Trust Agreement and the Amended and Restated Head Lease TIA (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee other than the laws, rules or regulations relating to aircraft lease transactions generally or to the citizenship requirements of the Owner Participant under the Federal Aviation Act);

                          (4) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Participant or any of its partners before any court or administrative agency or arbitrator which, if determined adversely to the Owner Participant or such partner(s), would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Trust Agreement, the SLV Letter Agreement or the Amended and Restated Head Lease TIA;

                          (5) on the Restatement Date, the Trust Estate shall be free of Lessor's Liens and Head Lessor's Liens attributable to the Owner Participant and its partners (including for this purpose Liens that would be Lessor's Liens but for the first proviso in the definition of Lessor's Liens); and

                          (6) each of its partners is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangement).
                 If at any time the Owner Participant or any partner of the Owner Participant has ceased to be, or the Owner Participant shall have actual knowledge that the Owner Participant or any partner of the Owner Participant is likely to cease to be, such a citizen, and (i) the Aircraft shall be or would thereupon become ineligible for registration in the name of Owner Trustee under the Federal Aviation Act as in effect at such time (without regard to the "based and primarily used" provisions thereof) and the regulations then applicable thereunder, or (ii) the Aircraft is registered in a jurisdiction other than the United States of America, in circumstances in which the preceding clause (i) does not apply and the Lessee or any Permitted Sublessee at any time proposes to register the Aircraft in the United States of America, then Owner Participant shall (at its own expense and without any reimbursement or indemnification from the Lessee or any Permitted Sublessee) (A) immediately either (1) transfer in accordance with Section 10 hereof all of its right, title and interest in and to the Trust Agreement, the Trust Estate, this Agreement and the Amended and Restated Head Lease TIA or (2) take such other action, including, without limitation, the establishment of a voting trust or voting powers agreement (in which case Owner Participant shall remain the beneficial owner of the Trust Estate), as may be necessary to prevent the deregistration of the Aircraft under the Federal Aviation Act or to maintain such registration of the Aircraft or to make possible such registration of the Aircraft in the United States of America and to prevent Indenture Trustee, the Holders of the Equipment Notes, the Lessee or any Permitted Sublessee from being adversely affected as a result thereof and (B) indemnify the Lessee, the Indenture Trustee, the Holders of the Equipment Notes and any Permitted Sublessee, from and against any and all Claims incurred or suffered as a result of such partner's or partners' failure to be such a citizen or loss of such citizenship, including, without limitation, as a result of the Aircraft's becoming ineligible or ceasing to remain eligible for such registration.

                 (d) The Pass Through Trustee represents, warrants and covenants that:

                          (1) the Pass Through Trustee is duly organized, validly existing and in good standing under the federal laws of the United States of America, and has the full corporate power, authority and legal right under the federal laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Pass Through Trust Agreements, the Intercreditor Agreement, and this Agreement and to perform its obligations under this Agreement, the Pass Through Trust Agreements and the Intercreditor Agreement;

                          (2) this Agreement has been, and when executed and delivered by the Pass Through Trustee, each of the Pass Through Trust Agreements and the Intercreditor Agreement will have been, duly authorized, executed and delivered by the Pass Through Trustee; this Agreement constitutes, and when executed and delivered by the Pass Through Trustee, each of the Pass Through Trust Agreements and the Intercreditor Agreement, will constitute, the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (3) none of the execution, delivery and performance by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, or the issuance of the Certificates pursuant to the Pass Through Trust Agreements, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee nor contravenes or results in any breach of, or constitutes a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

                          (4) neither the execution and delivery by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any State of Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

                          (5) assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code for federal income tax purposes, there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and prior to the exercise of remedies upon the occurrence of an Indenture Event of Default, there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Agreements or the Intercreditor Agreement (other than franchise or other Taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and such trusts will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision or taxing authority thereof; upon the exercise of remedies following the occurrence of an Indenture Event of Default, there will be no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Agreements or the Intercreditor Agreement (other than franchise or other Taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and the trusts created by the Pass Through Trust Agreements will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof, solely because the Pass Through Trustee maintains an office in, and administers the trusts created by the Pass Through Trust Agreements in, the State of Connecticut;

                          (6) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Intercreditor Agreement or any Pass Through Trust Agreement;

                          (7)  except for the issue and sale of the
                 Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Notes for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Notes for sale to any Person, or to solicit any offer to acquire any Equipment Notes from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

                          (8) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, the Underwriter or the Lessee.

                 (e)  The Subordination Agent represents and warrants that:

                          (1) the Subordination Agent is a duly organized national banking association, validly existing and in good standing with the Comptroller of the Currency under the federal laws of the United States of America and has the full corporate power, authority and legal right under the federal laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Liquidity Facilities, the Intercreditor Agreement and this Agreement and to perform its obligations under this Agreement, the Liquidity Facilities and the Intercreditor Agreement;

                          (2) this Agreement has been, and when executed and delivered by the Subordination Agent, each of the Liquidity Facilities and the Intercreditor Agreement will have been, duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes, and when executed and delivered by the Subordination Agent, each of the Liquidity Facilities and the Intercreditor Agreement, will constitute, the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (3) none of the execution, delivery and performance by the Subordination Agent of any of the Liquidity Facilities, the Intercreditor Agreement and this Agreement or the performance by the Subordination Agent of this Agreement, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene or result in any breach of, or constitute a default under, the Subordination Agent's articles of association or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                          (4) neither the execution and delivery by the Subordination Agent of any of the Liquidity Facilities, the Intercreditor Agreement or this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any State of Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

                          (5) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities) solely because the Subordination Agent maintains an office and administers its trust business in the State of Connecticut, and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes solely because the Subordination Agent maintains an office and administers its trust business in the State of Connecticut (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

                          (6) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement or any Liquidity Facility;

                          (7) the Subordination Agent has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Note from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

                          (8) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, the Underwriter or the Lessee.

                 (f)  The Original Head Lessee represents and warrants that:

                          (1) it is duly incorporated, validly existing and in good standing under the laws of the State of Connecticut and has the corporate power and authority to carry on its present business and operations and to own or lease its properties, has the corporate power and authority to enter into and to perform its obligations under this Agreement, Lease Amendment No. 1, the Amended and Restated Head Lease TIA, the Amended and Restated Sublease TIA and the SLV Letter Agreement (collectively, the "Original Head Lessee Transaction Documents"); each Original Head Lessee Transaction Document has been duly authorized, and upon the execution and delivery thereof will constitute, the legal, valid and binding obligations of the Original Head Lessee enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (2) neither (A) the execution and delivery by the Original Head Lessee of this Agreement and each of the other Original Head Lessee Transaction Documents nor (B) compliance by it with all of the provisions hereof or thereof, (x) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Original Head Lessee, or (y) will contravene the provisions of, or constitutes or has constituted or will constitute a default under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Original Head Lessee is a party or by which it or any of its property may be bound or affected, except where such contravention or default would not result in any liability to any other party hereto or have a material adverse effect on the rights or on the remedies of the other parties hereto or on its ability to perform its obligations hereunder or thereunder;

                          (3) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is or was required, as the case may be, for the due execution, delivery or performance by the Original Head Lessee of this Agreement and each of the other Original Head Lessee Transaction Documents;

                          (4) except as set forth in the Parent Guarantor's most recent Form 20-F filed with the Commission, there are no pending or, to its knowledge, threatened actions or proceedings against the Original Head Lessee before any court or administrative agency or arbitrator which, if determined adversely to the Original Head Lessee, would materially adversely affect the Original Head Lessee's ability to perform its obligations under this Agreement or any other Original Head Lessee Transaction Documents;

                          (5) on the Restatement Date, the Trust Estate, the Aircraft, the Airframe, each Engine and each Part shall be free and clear of any and all Sublessor's Liens (as defined in the Sublease);

                          (6)on the Delivery Date, the Owner Trustee received
                 good title to the Aircraft free and clear of all Liens, except the rights of the Original Head Lessee under the Original Lease, the rights of the Sublessee under the Sublease, the Lien of the Original Indenture, the beneficial interest of the Owner Participant in the Aircraft, and Permitted Liens under the Original Lease (including, without limitation, the rights of the parties to and under the Foreign Financing Documents);

                          (7) title to the Buyer Furnished Equipment for the Aircraft has been transferred to the Owner Trustee in accordance with Section 8(y) of the Participation Agreement. As of the Restatement Date, there are no existing Claims against Parent Guarantor or Original Head Lessee with respect to Buyer Furnished Equipment; and

                          (8)except for the registration of the Aircraft
                 pursuant to the Federal Aviation Act, the filing for recordation pursuant to the Federal Aviation Act (with confidential financial terms redacted) of Lease Amendment No. 1, the Amended and Restated Lease, Lease Supplement No. 2, Trust Supplement No. 2, the First Amended and Restated Indenture and Indenture Supplement No. 2, and each of the other documents referred to in Annex A hereto, all with the FAA, the filing of a Uniform Commercial Code ("UCC") amended financing statement with the Secretary of State of the State of Delaware with regard to the Original Lease, the filing of UCC termination statements with regard to the Original Head Lessee with the Secretary of State of the States of New York, Connecticut and Arizona, the filing of a protective UCC financing statement with the Secretary of State of the State of Arizona with respect to the Lease, the filing of a UCC termination statement with the Secretary of State of the State of Arizona with respect to the Sublease, and the filing of a UCC termination statement with the Secretary of State of the State of Delaware with respect to the Initial Sublease Assignment (as defined in the Original Lease) all of which financing and termination statements shall have been duly effected as of the Restatement Date (and assignments thereof and continuation statements at periodic intervals), and other than the taking of possession by the Indenture Trustee of the original counterparts of the Original Lease, Lease Amendment No. 1, the Amended and Restated Lease, and all Lease Supplements thereto (to the extent the Lease constitutes chattel paper), and the placing of the Lease identification required by Section 6(e) of the Lease, no further filing or recording of the Lease or of any other document (including any financing statement under Article 9 of the UCC of the State of Delaware, New York or Arizona) and no further action is necessary, under the laws of the United States of America or the States of Delaware, New York and Arizona in order to perfect the Owner Trustee's interest in the Aircraft as against the Lessee and any third parties, or to perfect the security interest in favor of the

                 Indenture Trustee in the Owner Trustee's interest in the Aircraft and in the Lease.

                 (g)  The Parent Guarantor represents and warrants that:

                          (1) it is duly organized and validly existing under the laws of Ireland and has the corporate power and authority to enter into and to perform its obligations under this Agreement; this Agreement has been duly authorized and constitutes the legal, valid and binding obligations of the Parent Guarantor enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (2) neither (A) the execution and delivery by the Parent Guarantor of this Agreement nor (B) compliance by it with all of the provisions hereof (x) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Parent Guarantor, or (y) will contravene the provisions of, or constitutes or has constituted or will constitute a default under, its Memorandum and Articles of Association or any indenture, mortgage, contract or other agreement or instrument to which the Parent Guarantor is a party or by which it or any of its property may be bound or affected, except where such contravention or default would not result in any liability to any other party hereto or have a material adverse effect on the rights or on the remedies of the other parties hereto or on its ability to perform its obligations hereunder or thereunder;

                          (3) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is or was required, as the case may be, for the due execution, delivery or performance by the Parent Guarantor of this Agreement;

                          (4) except as set forth in the Parent Guarantor's most recent Form 20-F filed with the Commission, there are no pending or, to its knowledge, threatened actions or proceedings against the Parent Guarantor before any court or administrative agency or arbitrator which, if determined adversely to the Parent Guarantor, would materially adversely affect the Parent Guarantor's ability to perform its obligations under this Agreement;

                          (5) on the Restatement Date, the Trust Estate, the Aircraft, the Airframe, each Engine and each Part shall be free and clear of any and all Sublessor's Liens (as defined in the Sublease); and

                          (6) The representations and warranties of the Original Head Lessee contained in this Agreement are true and correct in all respects on the date made (provided that the representation and warranty with respect to Section 9(f)(8) shall be only for the benefit of the Lessee).

                 SECTION 10. Transfer of Owner Participant's Interest. Owner Participant shall not (i) directly or indirectly sell, assign, convey or otherwise transfer (whether by operation of law, consolidation, merger, sale of assets or otherwise) any of its right, title or interest in and to the Trust Estate, the Aircraft, the Lease, this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA or any other Operative Document or any proceeds therefrom or (ii) sell, transfer or otherwise dispose of (in one or more related transactions) all or more than 75% of its property or assets (based on the book value of such property and assets) unless such sale, transfer or other disposition is made at the end of the lease term for any such property or assets; provided that, subject to the conditions set forth below,
(1) Owner Participant may transfer to a Transferee (as defined below) all (but not less than all) of its right (except for such rights accruing prior to transfer), title and interest as an entirety in and to the Trust Estate, the Aircraft, this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which Owner Participant is bound and (2) Owner Participant may sell, transfer or otherwise dispose of all or substantially all of its property or assets in a manner that would otherwise be prohibited by clause (ii) above if, prior to any such sale, transfer or other disposition, Owner Participant transfers to a Transferee (as defined below) all (but not less than all) of its right (except for such rights accruing prior to transfer), title and interest as an entirety in and to the Trust Estate, the Aircraft, this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which Owner Participant is bound; and provided further, that, so long as [________] shall be the Owner Participant hereunder, nothing in this Section 10 shall restrict the right of any partner of [________] to sell, assign, convey or otherwise transfer any of its right, title or interest in [_________]. Each such transfer shall be subject to the following conditions, and Owner Participant agrees for the express benefit of each party hereto that any such transfer will comply with such conditions:

                   (i) the Person to whom such transfer is to be made (a "Transferee") is either (A) a bank, trust company or other financial institution with a combined capital, surplus and undivided profits of, or a corporation with a tangible net worth of, in either case at least $60,000,000, (B) any partnership in which such bank, trust company, financial institution, or corporation (or a direct or indirect subsidiary of such bank, trust company, financial institution or corporation) is a general partner if such bank, trust company, financial institution or corporation furnishes to Owner Trustee, Indenture Trustee, Original Head Lessee and Lessee an agreement or agreements of such bank, trust company, financial institution or corporation guaranteeing such partnership's obligations as Owner Participant contained in this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which it is bound, which guarantee shall be substantially in the form attached as Exhibit A hereto, (C) any direct or indirect wholly-owned subsidiary of such bank, trust company, financial institution or corporation if such bank, trust company, financial institution or corporation furnishes to Owner Trustee, Indenture Trustee, Original Head Lessee and Lessee an agreement or agreements of such bank, trust company, financial institution or corporation guaranteeing such subsidiary's obligations as Owner Participant contained in this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which it is bound, which guarantee shall be substantially in the form attached as Exhibit A hereto or (D) an Affiliate or a subsidiary of Owner Participant if Owner Participant furnishes to Owner Trustee, Indenture Trustee, Original Head Lessee and Lessee an agreement whereby Owner Participant will guarantee such Affiliate's or subsidiary's obligations as Owner Participant contained in this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which it is bound, which guarantee shall be substantially in the form attached as Exhibit A hereto;

                  (ii) Owner Trustee, Indenture Trustee, Original Head Lessee and Lessee shall have received at least 15 days' prior written notice of such transfer specifying the name and address of any proposed transferee and specifying the facts necessary to determine whether such proposed transferee qualifies as a "Transferee" under clause (i) above and does not violate clause (vii) below; provided that if such Transferee is an Affiliate or a subsidiary of Owner Participant, such notice may be given promptly following rather than prior to such transfer if such Transferee meets the net worth requirement set forth above on its own account without a guarantee and otherwise meets the requirements of this Section 10;

                 (iii) upon giving effect to such transfer, such Transferee is a Citizen of the United States and such Transferee shall deliver to Lessee an affidavit to such effect;

                  (iv) such Transferee has the requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby;

                   (v) such Transferee enters into an agreement in substantially the form attached as Exhibit B hereto whereby such Transferee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which Owner Participant is bound, and in which such Transferee shall agree to be bound by and undertake the obligations of Owner Participant in the Operative Documents and shall make representations and warranties comparable to those of Owner Participant contained herein;

                  (vi) such transfer does not violate any provision of the Federal Aviation Act or any rules or regulations promulgated thereunder, or create a relationship that would be in violation thereof, or violate any provisions of the Securities Act or any other applicable Federal, state or other law, rule or regulation;

                 (vii) such Transferee is not an airline, a commercial air carrier, an air freight forwarder, any Person engaged in the business of parcel transport by air, or a subsidiary or an Affiliate of any thereof or other similar Person;

                (viii) an opinion of counsel of the Transferee confirming the matters referred to in clauses (iv) and (vi) above (with appropriate reliance on certificates of corporate officers or public officials as to matters of fact) and confirming that the agreement referred to in clause (v) above is the legal, valid, binding and enforceable obligation of the Transferee and that the guarantee referred to in clause (i)(B), (C) or (D) above, if any, is the legal, valid, binding and enforceable obligation of the Transferee's guarantor shall be provided, at least 3 days prior to such transfer, to Lessee, Owner Trustee, Original Head Lessee and Indenture Trustee, which shall be in form and substance reasonably satisfactory to each of them; and

                   (x) the terms of the Operative Documents and the Amended and Restated Head Lease TIA shall not be altered.

Upon any such transfer, except as the context otherwise requires, such Transferee shall be deemed "Owner Participant" for all purposes hereof and of the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which Owner Participant is bound, and shall be deemed to have made the original participation in the Aircraft previously made by Owner Participant; and except as the context otherwise requires, each reference in this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to "Owner Participant" shall thereafter be deemed to include such Transferee as provided in this Section 10. No transfer shall release Owner Participant from its obligations hereunder, under the Trust Agreement, the Amended and Restated Head Lease TIA and under the other Operative Documents, except to the extent expressly assumed by the Transferee in accordance with this Section 10, provided, that notwithstanding such an assumption, in no event shall Owner Participant be released from its obligations hereunder or under any of the other Operative Documents with respect to claims under this Agreement or under the Trust Agreement or the Amended and Restated Head Lease TIA by or against Owner Participant which have accrued or been made prior to the date of such transfer. The transferor Owner Participant shall pay the reasonable expenses of each party hereto related to any such transfer.

                 Each party hereto agrees, upon the request of Owner Participant, to use reasonable efforts to cooperate at no cost or expense to it with Owner Participant in complying with its obligations under the provisions of clause (A) of paragraph (6) of Section 9(c), provided that such cooperation shall not be subject to the indemnity in Section 13 of the Lease. The Lessee shall have no obligation to prevent any such deregistration or assist in maintaining or otherwise enhancing the Aircraft's eligibility for registration by restricting the use of the Aircraft.

                 SECTION 11. Re-Registration of the Aircraft. The Indenture Trustee agrees, that if the Owner Participant consents thereto, which consent shall not be unreasonably withheld, at any time after the Restricted Use Period, Lessee may, in connection with effecting a Permitted Sublease elect to effect a change in registration of the Aircraft, at Lessee's cost and expense, so long as (a) the country of registry of the Aircraft is a country listed on Exhibit C hereto (or such other country as the Owner Participant approves) and
(b) the following conditions are met: (i) unless the country of registry is Taiwan, the United States of America maintains normal diplomatic relations with the country of registry of the Aircraft, and if the country of registry is Taiwan, the United States of America maintains diplomatic relations at least as good as those in effect on the Restatement Date; and (ii) the Owner Trustee, the Owner Participant and the Indenture Trustee shall have received favorable opinions (subject to customary exceptions) addressed to each such party, from counsel of recognized reputation qualified in the laws of the relevant jurisdiction and reasonably acceptable to the Owner

Participant to the effect of the following and as to such other matters as the Owner Participant may reasonably request:

                 (A) the Owner Trustee's ownership interest in the Aircraft and interest in the Lease and any Permitted Sublease shall be recognized under the laws of such jurisdiction,

                 (B) the obligations of Lessee, and the rights and remedies of the Owner Trustee, under the Lease shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law),

                 (C) after giving effect to such change in registration, the Lien of the Indenture on the Owner Trustee's right, title and interest in and to the Aircraft, the Lease and any Permitted Sublease shall continue as a valid and duly perfected security interest (and will not adversely affect the validity of the opinions stated in paragraphs 5(a) and 5(c) of the opinion letter delivered by Freshfields on the Restatement Date in connection with the transactions contemplated by this Agreement) and all filing, recording or other action necessary to protect the same and the Owner Trustee's ownership interest in the Aircraft shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective,
         (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Owner Trustee and the Indenture Trustee shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Owner Trustee and the Indenture Trustee on or prior to the effective date of such change in registration),

                 (D) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Owner Trustee, the Owner Participant or the Indenture Trustee (or any Affiliate thereof), as the case may be, for the Owner Trustee, the Owner Participant or the Indenture Trustee to qualify to do business in such jurisdiction,

                 (E) there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is provided to cover such risk),

                 (F) (unless Lessee shall have agreed, or pursuant to the Lease shall have been required, to provide insurance covering the risk of requisition of use of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of such Aircraft in the event of the requisition by such government of such use.

In addition, as a condition precedent to any such change in registration, (i) the insurance required by Section 12 of the Lease shall be in full force and effect at the time of such change in registration after giving effect to such change in registration and the Owner Trustee and the Indenture Trustee shall have received a certificate of the type described in Section 12(f) of the Lease, (ii) the aircraft maintenance standards of the new country of registry shall be not materially less stringent from those of the United States of America or not materially less stringent from those of the United Kingdom and the Owner Trustee and the Indenture Trustee shall have received a certificate to such effect signed by the President, any Executive Vice President or any Senior Vice President of Lessee which certificate shall, as among the parties hereto, be presumed to be correct as to the matters stated therein absent conclusive evidence to the contrary and (iii) such re-registration shall not be in conflict with, and all action shall be taken as may be required by the terms of, Section [__] and [__] of the Foreign Lease Agreement [other agreements] in connection with such change in registration. Lessee shall pay all reasonable costs, expenses, fees, and recording and registration taxes, including the reasonable fees and expenses of counsel to the Owner Trustee, the Owner Participant and the Indenture Trustee and of counsel delivering any opinions required pursuant to Section [__] and [__] of the Foreign Lease Agreement [other agreements], and other charges in connection with any such change in registration.

                 At any time during the Term of the Lease, the Owner Trustee, the Indenture Trustee and the Owner Participant shall, subject to the terms and conditions hereof, at the request and sole expense of the Lessee (1) cooperate with Lessee in effecting a change in registration of the Aircraft pursuant to this Section 11 and, in connection therewith, execute such documents and instruments as may be reasonably requested by Lessee and (2) cooperate with the Lessee to comply with all the terms of Section 15.02(b) of the Foreign Lease Agreement. Except as provided in this Section 11, the Owner Trustee shall not cause any change in the registration of the Aircraft pursuant to Section 15.02(b) of the Foreign Lease Agreement during the Term of the Lease. Anything herein or in any other Operative Document to the contrary notwithstanding, at no time during the term of the Foreign Lease Agreement shall the Lessee register, or permit any Permitted Sublessee to register, the Aircraft in Hong Kong or, after Hong Kong becomes a part of the People's Republic of China, the People's Republic of China.

                 SECTION 12. Quiet Enjoyment. Each of the Trust Company, Owner Trustee, Owner Participant (as to itself and as to Owner Trustee), Indenture Trustee in its individual capacity and as Indenture Trustee and on behalf of the Note Holders, the Pass Through Trustee and the Subordination Agent severally covenants and agrees that during the Term, so long as no Lease Event of Default shall have occurred and be continuing and the Lease shall not have been declared or deemed in default, no action shall be taken or caused to be taken by it or a Person lawfully claiming by, through or on behalf of it to interfere with the right of Lessee or any Permitted Sublessee to the possession, use, operation and quiet enjoyment of and other rights with respect to the Aircraft under the Lease, and all rents, revenues, profits and income therefrom, in accordance with the terms of the Lease; provided that the Trust Company, Owner Trustee and Owner Participant shall not be liable for any such interference by Indenture Trustee, Pass Through Trustee, holders of any Equipment Notes, or any other Person lawfully claiming by, through or on behalf of them.

                 SECTION 13. Liens. Each of the Trust Company, Owner Trustee and Owner Participant severally covenants and agrees with each other party hereto that it shall not cause or permit to exist a Lessor's Lien or Head Lessor's Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate or the Indenture Estate. Each of Trust Company, Owner Trustee and Owner Participant severally agrees that it will promptly, at its own expense (and without any right of indemnification or reimbursement from Lessee), take such action as may be necessary duly to discharge any such Lessor's Lien or Head Lessor's Lien attributable to it and to make restitution to the Trust Estate and the Indenture Estate for any diminution of the assets thereof resulting therefrom and will indemnify and hold harmless Lessee and each Indemnitee against any claims incurred or suffered by any such Person and any reduction in amounts payable out of, or diminution in the assets of, the Trust Estate or the Indenture Estate resulting from any such Lessor's Lien or Head Lessor's Lien attributable to it. For all purposes of this Agreement and the other Operative Documents, any Lessor's Lien or Head Lessor's Lien arising as a result of the nonpayment of any Tax imposed on or measured by the net income of the Trust Estate or the trust created by the Trust Agreement that is not indemnifiable by Lessee or Original Head Lessee shall be deemed to be attributable to Owner Participant, and Owner Participant shall be responsible for all Lessor's Liens attributable to Owner Participant and Owner Trustee.

                 Each of the Indenture Trustee, Pass Through Trustee and Subordination Agent severally covenants and agrees with each other party hereto that it shall not cause or permit to exist a Trustee's Lien (as defined below) attributable to it with respect to the Aircraft or any other portion of the Trust Estate or the Indenture Estate. Each of Indenture Trustee, Pass Through Trustee and Subordination Agent severally agrees that it will promptly, at its own expense (and without any right of indemnification or reimbursement from Lessee), take such action as may be necessary duly to discharge any such Trustee's Lien attributable to it and to make restitution to the Trust Estate and the Indenture Estate for any diminution of the assets thereof resulting therefrom and will indemnify and hold harmless Lessee and each Indemnitee against any claims incurred or suffered by any such Person and any reduction in amounts payable out of, or diminution in the assets of, the Trust Estate or the Indenture Estate resulting from any such Trustee's Lien attributable to it.
For purposes of this paragraph, "Trustee's Lien" means any Lien or disposition of title attributable to Indenture Trustee in its individual capacity (and not as Indenture Trustee), Pass Through Trustee in its individual capacity (and not as Pass Through Trustee) or Subordination Agent in its individual capacity (and not as Subordination Agent) on or in respect of (as the case may be) the Aircraft or any other portion of the Trust Estate or the Trust Indenture Estate arising as a result of (i) Claims against such Person not related to its interest in the Aircraft or the administration of the Trust Estate or the Trust Indenture Estate pursuant to the Indenture, whether under Section 9-207(2)(e) of the Uniform Commercial Code or otherwise, (ii) acts or omissions of such Person not contemplated hereunder or under the other Operative Documents, or acts or omissions of such Person which are in violation of any of the Operative Documents, (iii) Taxes imposed on or Claims against such Person which are excluded from indemnification by Lessee, or (iv) Claims against such Person arising out of the voluntary or involuntary transfer by such Person of all or any portion of its interest in the Aircraft, the Airframe, any Engine, the Trust Estate, the Trust Indenture Estate or the Operative Documents (except a Claim resulting from the exercise of remedies under and in accordance with the Indenture or for a transfer provided for in the Operative Documents).

                 Each of the Original Head Lessee and Parent Guarantor jointly and severally covenants and agrees with each other party hereto that it shall not cause or permit to exist a Sublessor's Lien (as defined in the Sublease) attributable to it or other Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof which would have constituted a Sublessor's Lien had the Sublease remained in effect with respect to the Aircraft or any other portion of the Trust Estate or the Indenture Estate. Each of the Original Head Lessee and Parent Guarantor severally agrees that it will promptly, at its own expense (and without any right of indemnification or reimbursement from Lessee), take such action as may be necessary duly to discharge any such Sublessor's Lien attributable to it or other Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof which would have constituted a Sublessor's Lien had the Sublease remained in effect and to make restitution to the Trust Estate and the Indenture Estate for any diminution of the assets thereof resulting therefrom and will indemnify and hold harmless Lessee and each Indemnitee against any claims incurred or suffered by any such Person and any reduction in amounts payable out of, or diminution in the assets of, the Trust Estate or the Indenture Estate resulting from any such Sublessor's Lien attributable to it or other Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof which would have constituted a Sublessor's Lien had the Sublease remained in effect.

                 In no event will Lessee be liable for any Claims resulting from, pertaining to, arising from, or related to the granting, creation or existence of a Lessor's Lien, a Head Lessor's Lien, a Lenders' Lien, or a Sublessor's Lien (including, without limitation, Claims against Lessor and Original Head Lessee with respect to Buyer Furnished Equipment) or other Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof which would have constituted a Sublessor's Lien had the Sublease remained in effect.

                 The Parent Guarantor covenants and agrees that it shall cause the Original Head Lessee to perform its obligations under this Section 13.

                 SECTION 14. Certain Additional Provisions Relating to Original Head Lessee, Parent Guarantor, Trust Company, Owner Trustee and Owner Participant. (a) Each of Owner Participant and Trust Company hereby agrees with Lessee and Indenture Trustee (i) to comply with the terms of the Trust Agreement, (ii) not to amend, supplement, or otherwise modify the Trust Agreement except in accordance with the terms thereof, provided that any such amendment, supplement or modification shall not adversely affect the Lessee or the Lien of the Indenture, and (iii) not to terminate or revoke the Trust Agreement except in accordance with the terms thereof, provided that any such termination or revocation shall not adversely affect the Lessee or the Lien of the Indenture.

                 (b) Notwithstanding anything to the contrary in the Trust Agreement or Section 14(a) hereof, but subject always to the provisions of
Section 14(c) hereof, Owner Participant shall not consent to or direct a change in the situs of the Trust Estate so long as a successor Owner Trustee meeting the requirements of the Trust Agreement is reasonably available at the present situs of the Trust Estate (A) unless the Indenture Trustee, the Original Head Lessee and Lessee shall have been given 30 days' prior notice thereof and (B) if, within 15 days after notice of such a proposed change is given to Lessee and the Original Head Lessee, either
(1) Lessee or Original Head Lessee delivers to Owner Participant and Owner Trustee (at the expense of Owner Participant) an opinion of counsel, which counsel shall be reasonably satisfactory to Owner Participant and Owner Trustee, to the effect that such proposed change in the situs of the Trust Estate would have an adverse effect on the rights or obligations of Lessee or Original Head Lessee or (2) Lessee or Original Head Lessee delivers to Owner Participant and Owner Trustee (at the expense of Owner Participant) an opinion of counsel, which counsel shall be reasonably satisfactory to Owner Participant and Owner Trustee, to the effect that such proposed change in the situs of the Trust Estate would cause an increase in the amount for which Lessee may be required to indemnify any Person pursuant to the provisions of Section 10 of the Lease or for which Original Head Lessee is required to indemnify any Person pursuant to the provisions of the Amended and Restated Head Lease TIA, unless any and all Persons entitled to indemnification pursuant to Section 10 of the Lease or applicable provision of the Amended and Restated Head Lease TIA shall waive indemnification under Section 10 of the Lease or applicable provision of the Amended and Restated Head Lease TIA for any adverse tax or other consequences to it of such a change in the situs of the Trust Estate, (C) unless Indenture Trustee receives from Owner Participant an opinion of counsel, which counsel shall be reasonably satisfactory to Indenture Trustee, to the effect that such proposed change in the situs of the Trust Estate would not have an adverse effect on the validity or priority of the Lien of the Indenture and that such Uniform Commercial Code and FAA filings as are required to maintain the validity and priority of the Lien of Indenture have been made, and
(D) such change does not affect the registration of the Aircraft.

                 (c) Owner Participant agrees that if, at any time, the Trust Estate has become, or in Lessee's good faith opinion will become, subject to any Taxes for which it is indemnified pursuant to Section 10 of the Lease and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States of America from the state in which it is then located, the situs of the trust shall be moved and Owner Participant will take whatever action may be requested by Lessee that is reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification with respect to such change of situs and request of Lessee as Original Head Lessee, Owner Participant or the Indenture Trustee (subject to the exclusions set forth in Section 10(b) of the Lease and the exclusions in the Amended and Restated Head Lease TIA) may reasonably request, (B) promptly after notice thereof Owner Participant has not notified Lessee and provided reasonable evidence of an adverse effect on Owner Participant's rights or obligations under the Trust Agreement, (C) Indenture Trustee shall have received an opinion of counsel selected by Lessee, which counsel shall be reasonably satisfac-tory to Indenture Trustee, to the effect that the validity and priority of the Lien of the Indenture will not be adversely affected by such action, and that such Uniform Commercial Code and FAA filings as are required to maintain the validity and the priority of the Lien of the Indenture have been made, (D) Owner Participant and Indenture Trustee shall have received an opinion or opinions of counsel selected by Owner Participant to the effect that, with customary exceptions, (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement or the Indenture necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the legal, valid and binding obligations of such parties, enforceable in accordance with their terms, (III) if such removal involves the replacement of Owner Trustee, an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to Indenture Trustee and to Owner Participant covering the matters described in the opinion described in Section 3(j) hereof, and (IV) covering such other matters as Owner Participant or the Indenture Trustee may reasonably request, and (E) Lessee shall indemnify and hold harmless on an after tax basis Owner Trustee, Owner Participant and their respective Affiliates and Indenture Trustee against any and all reasonable and actual costs and expenses including reasonable attorneys' fees and disbursements, registration, recording or filing fees and other Taxes incurred by Owner Trustee, Owner Participant and their respective Affiliates, or Indenture Trustee in connection with such change of situs and shall indemnify and hold harmless Owner Participant, Owner Trustee and their respective Affiliates, and Indenture Trustee on an after tax basis (subject to the exclusions set forth in Section 10(b) of the Lease and the Amended and Restated Sublease TIA) from and against any increase in Taxes borne by such Person that results from such change in situs. In no event shall any change in situs of the trust affect Original Head Lessee's rights or obligations under the Amended and Restated Head Lease TIA.

                 (d) Owner Trustee or any successor may resign or be removed by Owner Participant, a successor Owner Trustee may be appointed, and a corporation may become Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article X of the Trust Agreement. Owner Participant agrees promptly to appoint a successor Owner Trustee in the event that Owner Participant has actual knowledge that Owner Trustee is not in compliance with its covenants contained herein. No successor Owner Trustee shall be appointed unless Lessee and Indenture Trustee shall have given written consent thereto, which consent shall not be unreasonably withheld. Owner Participant will not instruct Owner Trustee to terminate any Operative Document or take any action thereunder in violation of the terms thereof. Owner Participant shall not transfer any interest in the Trust Estate except in compliance with Section 10 hereof and the Trust Company shall not permit Owner Trustee to engage in any business other than owning and leasing the Aircraft as contemplated hereby. Lessee shall pay expenses on an after tax basis relating to the resignation or, if requested by Lessee, the removal of Owner Trustee, provided that the Owner Participant shall pay expenses relating to the removal of the Owner Trustee, if such removal was solely at the request of the Owner Participant.

                 (e) The Trust Company agrees that if at any time it shall obtain actual knowledge that it has ceased to be or will likely cease to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under such Federal Aviation Act or any other law to permit the continued registration of the Aircraft in the name of the Lessor or, if it is not necessary, if and so long as Owner Trustee's citizenship would have any material adverse effect on any holder of Equipment Notes, the Lessee or any Permitted Sublessee), effective upon the appointment of the successor Owner Trustee in accordance with Section 10.1 of the Trust Agreement.

                 (f) The Owner Participant hereby instructs the other parties hereto to deal directly with the Managing Partner as managing partner of the Owner Participant and the Owner Participant agrees that the other parties hereto will be entitled to rely conclusively on any consent, waiver, approval or other action taken by the Managing Partner as managing partner of the Owner Participant.

                 (g) The Parent Guarantor hereby agrees, for the benefit of the Indenture Trustee, that in the event any Termination Sum and/or Supplemental Residual Value (as such terms are defined in the Foreign Lease Agreement) not payable by the Security Agent under its Payment Assumption Agreement (as such terms are defined in the Foreign Lease Agreement) but covered by that certain Non-transferable and Irrevocable Stand-by Letter of Credit No. G90/44 (as at any time amended or otherwise modified or replaced, the "Letter of Credit") issued by Swiss Bank Corporation or any replacement letter of credit issuer ("Issuing Bank") in favor of the Foreign Lessor shall at any time become due and payable under the Foreign Lease Agreement to Foreign Lessor, then the Parent Guarantor shall cause the same to be duly paid to the Foreign Lessor by directing GPAG Caymans to instruct the Foreign Lessor to satisfy such payment obligation by making a drawing therefor under the Letter of Credit in accordance with the terms thereof. Each of the Parent Guarantor and the Indenture Trustee agree not to amend the provisions of this Section 14(g) without the prior written consent of the Rating Agencies (as defined in the Intercreditor Agreement).

                 SECTION 15. Certain Retained Rights and Releases. (a) Each of Owner Trustee, Indenture Trustee, Lessee and Owner Participant hereby agrees and consents to and confirms that it is bound by the terminations, assignments, delegations, releases and amendments set forth in or contemplated by Lease Amendment No. 1 and the Amended and Restated Lease.

                 (b) Each of Parent Guarantor, Original Head Lessee and Lessee agree as among themselves that the following rights, benefits, obligations and liabilities (such rights, benefits, obligations and liabilities are, collectively, the "Retained Sublease Rights and Obligations"), shall survive the termination of the Sublease and the Sublease Guaranty: (i) Lessee, Original Head Lessee and Parent Guarantor shall retain all rights, benefits, obligations and liabilities under the Sublease, including that Sublessee shall remain liable for all of its obligations under Sections 10 and 13 of the Sublease, with respect to the period up to (but excluding) the Restatement Date and each of Parent Guarantor, Original Head Lessee and Lessee shall retain all rights and liabilities under any provision of the Sublease which by the express terms thereof survives the termination or expiration thereof (including, without limitation, any such liability arising from and including the Restatement Date under the Sublease in respect of the period up to (but excluding), or acts or omissions or circumstances arising prior to (but excluding), the Restatement Date), (ii) all rights, benefits, obligations and liabilities under the Sublease TIA (which rights, benefits, obligations and liabilities are amended and restated as of the Restatement Date) and (iii) Original Head Lessee and Parent Guarantor shall remain liable to Sublessee under the Sublease and the Sublease Guaranty for Sublessor's Liens (as therein defined); all of which rights, benefits, obligations and liabilities shall expressly survive the termination of the Sublease and the Sublease Guaranty.
In furtherance of the foregoing, it is agreed that (x) Original Head Lessee shall continue to be liable to the Sublessee as and to the extent provided hereunder for removal of Sublessor's Liens and (y) Parent Guarantor is hereby released from any and all obligations and liabilities under the Sublease Guaranty, other than in respect of the obligations and liabilities of the Original Head Lessee in respect of Sublessor's Liens as provided above.

                 (c) Each of the Lessee, Owner Trustee and Owner Participant agree as among themselves that the following rights, benefits, obligations and liabilities shall survive the termination of the Sublease:
Lessee, and Owner Trustee, Owner Participant and the other "Indemnitees" (as such term is defined in the Sublease) other than Original Head Lessee and Parent Guarantor, shall retain all rights, benefits, obligations and liabilities under the Sublease, including that Sublessee shall remain liable for all of its obligations under Sections 10 and 13 of the Sublease, with respect to the period up to (but excluding) the Restatement Date and each of Lessee, Owner Trustee and Owner Participant shall retain all rights and liabilities under any provision of the Sublease which by the express terms thereof survives the termination thereof (including, without limitation, any such liability arising on or after the Restatement Date under the Sublease in respect of the period up to (but excluding), or acts or omissions or circumstances arising prior to (but excluding), the Restatement Date), all of which rights, benefits, obligations and liabilities shall expressly survive the termination of the Sublease. In furtherance of the foregoing, it is agreed by Sublessee that the indemnities contained in Sections 10 and 13 of the Sublease are expressly made for the benefit of and shall be enforceable by each Indemnitee (as such term is defined in the Sublease).

                 (d) Except with respect to the Sublease and the Sublease TIA to the extent provided in Section 15(b) and (c) hereof, it is expressly understood and agreed by each of the parties hereto that the Original Head Lessee and the Parent Guarantor shall, as of the Restatement Date, have no liabilities or obligations under the "Operative Documents" (as defined in the Original Head Lease as in effect immediately prior to (but excluding) the Restatement Date and excluding the Head Lease TIA (which rights, benefits, obligations and liabilities are amended and restated as of the Restatement
Date)) and are released from all such obligations and liabilities, except the Original Head Lessee and the Parent Guarantor pursuant to the Parent Head Lease Guaranty (i) shall continue to be liable to the parties hereto for the removal of any Sublessor's Liens and (ii) (without releasing Sublessor as provided in the Sublease) each of the Original Head Lessee, the Parent Guarantor, the Owner Trustee, the Indenture Trustee and the Owner Participant agree as among themselves and for the benefit of the other "Indemnitees" (as such term is defined in the Original Head Lease) that all rights, benefits, obligations and liabilities under Sections 7(c) and 7(d) of the Participation Agreement with respect to the period up to (but excluding) the Restatement Date and under any other provision of the Participation Agreement which by the express terms thereof survives the termination thereof (including, without limitation, any such liability arising from and including the Restatement Date under the Participation Agreement in respect of the period up to (but excluding), or acts or omissions or circumstances arising prior to (but excluding), the Restatement
Date) shall survive the termination of the Participation Agreement, the Original Head Lease and the Parent Head Lease Guaranty (the foregoing surviving rights, benefits, obligations and liabilities of Parent Guarantor and Original Head Lessee, are, collectively, the "Retained Head Lease Rights and Obligations"). In furtherance of the foregoing, the parties hereto consent and agree that the Parent Guarantor is hereby released from any and all "Obligations" under and as defined in the Parent Head Lease Guaranty, except in respect of the Retained Head Lease Rights and Obligations and except in respect of the Amended and Restated Head Lease TIA, the "Obligations" in respect of which shall continue in full force and effect in accordance with the Parent Head Lease Guaranty and are hereby ratified and confirmed by the Parent Guarantor.

                 (e) The Owner Participant hereby directs the Owner Trustee, and the Owner Trustee hereby agrees for the benefit of the Owner Participant, the Indenture Trustee, the Original Head Lessee, the Parent Guarantor and the Lessee that it shall (so long as no Event of Default under the Lease shall have occurred and be continuing and the Lease shall not have been declared or deemed in default):

                 (i) (A) with respect to the Foreign Financing Documents to which it is or is made a party (or under which it has rights or obligations), and subject to the terms and conditions thereof, comply with all of the provisions with which it has undertaken to comply pursuant to the Foreign Lease Assignment, the Hire Purchase Agreement and the Foreign Power of Attorney that impose on Owner Trustee a duty or obligation, if and to the extent not performed or complied with, or required to be performed or complied with, by the Original Head Lessee, and not knowingly take any affirmative action that is in violation of any provisions (whether or not the Owner Trustee is bound by such provisions) of such Foreign Financing Documents or this
         Section 15(e), (B) observe and fulfill, to the best of its ability, all conditions to be fulfilled by it pursuant to any of the Foreign Financing Documents in order to exercise rights under such documents which are vested in it, and (C) except as provided in paragraphs (iv) and (vii) below and in Section 15(f), not exercise any discretionary actions under or with respect to the Foreign Financing Documents except solely at the written direction or with written consent of the Original Head Lessee or, if an Event of Default under the Lease shall have occurred and be continuing and the Lease shall have been declared or deemed to be in default, of the Indenture Trustee (so long as the Lien of the Indenture shall not have been discharged) or the Owner Participant (thereafter) and the Trust Company shall comply with any such directions given in accordance with the provisions of this
         Section 15;

                 (ii) not amend, supplement or otherwise modify or waive any provision of the Foreign Financing Documents or consent to any such amendment, supplement, modification or waiver, or grant any consent requested under any provision thereof, in any such case without the prior written consent of the Original Head Lessee, the Parent Guarantor, the Owner Participant, and (so long as the Lien of the Indenture shall not have been discharged) the Indenture Trustee and, if any obligation of the Lessee would be increased thereby or any right of the Lessee decreased thereby, the Lessee;

                 (iii) deliver promptly to the Original Head Lessee, the Lessee and (so long as the Lien of the Indenture shall not have been discharged) the Indenture Trustee, copies of all notices and other documents given by the Owner Trustee or received by it under any of the Foreign Financing Documents and copies of all amendments, supplements and modifications entered into from time to time to any Foreign Financing Documents to which it is or is made a party (or under which it possesses rights) unless such persons shall have received such material from another source;

                 (iv)  carry out the sale of the Aircraft contemplated by
         Section 2.03 of the Foreign Lease Agreement and the Foreign Power of Attorney upon any termination of the Foreign Lease Agreement, it being understood that the Owner Trustee is to sell the Aircraft to itself, as permitted by the Foreign Lease Agreement, to offset its right to a rebate of all but US $1,300 of the sale proceeds against the obligation to remit such sale proceeds to the Foreign Lessor, and to give notice to the Escrow Agent under the Escrow Agreement to deliver the conveyance documents to and in the name of the Owner Trustee;

                 (v) exercise the rights of termination provided for in Sections 2.02(a) and 21.01 of the Foreign Lease Agreement, effective as of any time when such rights of termination are exercisable under said Sections 2.02(a) and 21.01 at the direction of the Original Head Lessee, except during such time as an Event of Default under the Lease shall have occurred and be continuing;

                 (vi)  exercise the right of termination provided for in
         Section 17.02(a) of the Foreign Lease Agreement upon the occurrence of a Casualty Occurrence (as defined therein), at the direction of Original Head Lessee, except during such time as an Event of Default under the Lease shall have occurred and be continuing;

                 (vii)  exercise the right of termination provided for in
         Section 2.02(b) of the Foreign Lease Agreement at the direction of the Indenture Trustee so long as the Lien of the Indenture shall not have been discharged and thereafter by the Owner Trustee;

                 (viii) exercise the right to terminate the Hire Purchase Agreement, at the direction of the Original Head Lessee, except during such time as an Event of Default under the Lease shall have occurred and be continuing; and

                 (ix) not exercise any right to terminate or revoke any Foreign Financing Document, except as provided in this Section 15.

                 (f) Provided that no Event of Default under the Lease shall have occurred and be continuing and the Lease shall not have been declared or deemed in default, any rights or claims that the Owner Trustee or the Indenture Trustee may have against the Foreign Lessor with respect to any of its representations, warranties and covenants under the Foreign Lease Agreement or any of the other Foreign Financing Documents may be enforced by the Original Head Lessee on behalf of the Owner Trustee or the Indenture Trustee, directly by the Original Head Lessee in its own name or in the name of the Owner Trustee or the Indenture Trustee; provided that if such rights or claims are exercised by the Owner Trustee or the Indenture Trustee (i) the Original Head Lessee shall be subrogated to any such rights of the Owner Trustee or the Indenture Trustee to the extent of any recovery by the Owner Trustee in respect thereof and (ii) no such right or claim shall be enforced in a manner inconsistent with the provisions of this
Section 15 specifying the party or parties entitled to take particular actions.

                 (g) The Indenture Trustee shall not exercise any of the Owner Trustee's rights under the Foreign Financing Documents that have been assigned to the Indenture Trustee pursuant to the Indenture except as provided therein and in this Section 15. The Indenture Trustee consents to the performance by the Owner Trustee of the Owner Trustee's obligations under Sections 15(e) and 15(f) hereof and to the Original Head Lessee's and the Parent Guarantor's rights set forth therein.

                 SECTION 16. Certain Additional Obligations of the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee. Each of Lessee, Owner Trustee, Owner Participant and Indenture Trustee hereby covenants and agrees for the benefit of each other that it will be bound by the terms of the other Operative Documents to which it or its applicable trustee is a party, and comply with and perform its agreements, covenants and indemnities set forth in the other Operative Documents (the provisions of which are hereby incorporated herein) to which it or its applicable trustee is a party, as amended, supplemented or otherwise modified from time to time as permitted hereby.

                 SECTION 17. Lessee Protection of Title. Each of the Owner Trustee and the Indenture Trustee agrees to execute and deliver such documents or other instruments as the Lessee may reasonably request to enable the Lessee to perform its obligations under Section 15 of the Lease for the benefit of such Person.

                 SECTION 18.  Jurisdictional and Related Matters.

                 (a) Jurisdiction. Each of Owner Participant, Owner Trustee, Trust Company, Indenture Trustee, Original Head Lessee, Parent Guarantor and Lessee (i) hereby irrevocably submits for itself and its property to the nonexclusive jurisdiction of the courts of the State of New York in New York County, and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease or any other Operative Document or any of the transactions contemplated hereby or thereby, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any immunity (including, without limitation, sovereign immunity), that the suit, action or pro-ceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease or any other Operative Document or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

                 (b) Service of Process. Lessee generally consents to service of process by registered mail, return receipt requested, addressed to it at 4000 East Sky Harbor Blvd., Phoenix, Arizona 85034 or such other office of Lessee as from time to time may be designated by Lessee in writing to Owner Trustee, Original Head Lessee, Owner Participant and Indenture Trustee. Parent Guarantor hereby appoints Paul, Hastings, Janofsky & Walker LLP, Attention:
John Howitt/Leigh Ryan, located at 399 Park Avenue, New York, New York 10022, as its agent for service of process, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent or such other office of Parent Guarantor or such other agent, as from time to time may be designated by Parent Guarantor in writing to Owner Trustee, Owner Participant and Indenture Trustee. Original Head Lessee hereby generally consents to service of process by registered mail, return receipt requested, addressed to it c/o GPA Corporation at 83 Wooster Heights Road, Danbury, Connecticut 06810 or such other office of Original Head Lessee as from time to time may be designated by Original Head Lessee in writing to Owner Trustee, Owner Participant and Indenture Trustee. Owner Participant generally consents to service of process by registered mail, return receipt requested, addressed to it c/o Security Pacific Leasing Corporation at 555 California Street, San Francisco, California 94104 or such other office of Owner Participant as from time to time may be designated by Owner Participant in writing to Owner Trustee, Original Head Lessee, Lessee and Indenture Trustee. Owner Trustee generally consents to service of process by registered mail, return receipt requested, addressed to it at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 or such other office of Owner Trustee as from time to time may be designated by Owner Trustee in writing to Owner Participant, Original Head Lessee, Lessee and Indenture Trustee. Indenture Trustee generally consents to service of process by registered mail, return receipt requested, addressed to it at 450 West 33rd Street, 15th Floor, New York, New York 10001 or such other office of Indenture Trustee as from time to time may be designated in writing to Owner Participant, Original Head Lessee, Owner Trustee and Lessee.

                 (c) Judgments. A final judgment (the enforcement of which has not been stayed) against Owner Participant, Owner Trustee, Lessee, Original Head Lessee, Parent Guarantor and Indenture Trustee obtained in any suit in the court of the State of New York in New York County or in the United States District Court for the Southern District of New York shall be conclusive, and, to the extent permitted by applicable law, may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Lessee therein described; provided that the plaintiff at its option may bring suit, or institute other judicial proceedings against, Lessee or any of its assets in the courts of any country or place where Lessee or such assets may be found.

                 SECTION 19.  Limitation on Recourse.  The provisions of
Section 2.03(a) of the Indenture are hereby incorporated herein by reference mutatis mutandis as fully and with the same force and effect as if set forth in full.

                 SECTION 20. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and shall be sent to the Original Head Lessee, the Parent Guarantor, the Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee, at their respective addresses or facsimile numbers set forth below the signatures of such parties at the foot of this Agreement and any such notice shall become effective when received.

                 SECTION 21. Expenses. (a) Subject to receipt by the Original Head Lessee of invoices therefor in reasonable detail, all of the reasonable out-of-pocket costs, fees and expenses incurred by the Lessee, the Owner Trustee, the Owner Participant, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider, the Indenture Trustee and the Original Certificate Holders in connection with the transactions contemplated by this Agreement, the other Operative Documents, the Lease, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Underwriting Agreement (except, in each case, as otherwise provided therein) shall be paid by the Original Head Lessee, including, without limitation:

                 (1) the reasonable fees, expenses and disbursements allocable to the Equipment Notes issued under the Indenture of (A) Kelley Drye & Warren LLP, special counsel for the Indenture Trustee, (B) Shipman & Goodwin LLP, special counsel for the Pass Through Trustee and the Subordination Agent, (C) Morris, James, Hitchens & Williams, special counsel for the Owner Trustee, (D) Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma and (E) Milbank, Tweed, Hadley & McCloy, special counsel for the Underwriter;

                 (2) the reasonable fees, expenses and disbursements of White & Case, special counsel for the Owner Participant;

                 (3) the reasonable fees, expenses and disbursements of Andrews & Kurth L.L.P. and Latham & Watkins, special counsel for the Lessee;

                 (4)  underwriting fees and commissions;

                 (5) the initial fees and expenses of the Liquidity Provider, the Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Subordination Agent;

                 (6) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code financing statements in the United States of America; and

                 (7) the reasonable fees, expenses and disbursements of White & Case, special counsel for the Liquidity Provider.

                 (b)  In the event that the transactions contemplated by this
Section 21 and the agreements referred to herein are not consummated, the Original Head Lessee shall bear and pay all costs, expenses and fees referred to in this Section 21.

                 (c) The Lessee agrees to pay the amounts it is obligated to pay under Section 21(j) of the Lease.

                 SECTION 22. Reliance of Liquidity Provider. Each of the parties hereto agrees and acknowledges that the Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that the Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Liquidity Provider directly. The terms of this Agreement shall inure to the benefit of the Liquidity Provider, its successors and permitted assigns.

                 SECTION 23. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations and warranties herein of the Original Head Lessee, the Parent Guarantor, the Lessee, the Owner Trustee, the Indenture Trustee, the Owner Participant, the Subordination Agent and the Pass Through Trustee shall survive the execution and delivery of this Agreement. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by each party hereto; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to each party hereto. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Original Head Lessee and its successors and permitted assigns, the Parent Guarantor and its successors and permitted assigns, the Lessee and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Indenture Trustee and its successors as Indenture Trustee (and any additional Indenture Trustee appointed) under the Indenture, the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement, the Owner Trustee and its successors as Owner Trustee under the Trust Agreement, and the Owner Participant and its successors and permitted assigns. No purchaser or holder of any Equipment Notes shall be deemed to be a successor or assign of any holder of the Original Certificates.

                 (b) Upon the release of the Aircraft from the lien of the Indenture and the termination of the Indenture pursuant to and in accordance with Section 10.01 thereof, each requirement in the Operative Documents that the consent of Indenture Trustee be obtained or that the Indenture Trustee be given notice shall be of no further force and effect.

                 (c) The Lessee agrees for the express benefit of the Indenture Trustee to perform its obligations under Section 8(k) of the Lease.

                 (d) The parties hereto agree for the benefit of the Lessee that the Lessee can rely on the options, elections, determinations, consents, approvals, waivers and notices given, exercised or made by the Owner Trustee under the Lease to the extent reserved to the Owner Trustee pursuant to Section 5.10(d) of the Indenture.

                 (e) Notwithstanding anything to the contrary in any Operative Document, the parties hereto hereby agree that the Put Termination Agreement and the Deed of Indemnity (as such terms are defined herein) shall not constitute Operative Documents or Financing Documents.

                 SECTION 24. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                 SECTION 25. Effectiveness. The parties hereto agree that this Agreement shall be effective among all such parties on and as of the Restatement Date.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                            AMERICA WEST AIRLINES, INC.


                            By:
                                --------------------------------------
                                 Name:           Jacques C. Lazard
                                 Title:          Vice President/Treasurer

                            Address:             4000 East Sky Harbor Blvd.
                                                 Phoenix, Arizona  85034

                            Telex:               755089 (Answerback: AMERWEST)
                            Telephone:           (602) 693-5785
                            Telecopier:          (602) 693-5904
                            Attention:           Senior Vice President -
                                                   Legal Affairs


                            GPA LEASING USA SUB I, INC.


                            By:
                                --------------------------------------
                                 Name:
                                 Title:

                            Address:             c/o GPA Corporation
                                                 83 Wooster Heights Road
                                                 Danbury, Connecticut  06810

                            Telephone:           (203) 830-4760
                            Telecopier:          (203) 830-4764
                            Attention:           Company Secretary


                            GPA GROUP plc


                            By:
                                --------------------------------------
                                 Name:
                                 Title:

                            Address:             GPA House
                                                 Shannon, County Clare, Ireland
                            Telephone:           011-353-61360-051
                            Telecopier:          011-353-61360-000
                            Attention:           Company Secretary

                            WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee


                            By:
                                --------------------------------------
                                 Name:
                                 Title:

                            Address:             Rodney Square North
                                                 1100 North Market Street
                                                 Wilmington, Delaware
                                                 19890-0001

                            Telephone:           (302) 651-1000
                            Telecopier:          (302) 651-8882
                            Attention:           Corporate Trust Administration


                            [___________]


                            By:
                                --------------------------------------
                                 Name:
                                 Title:

                            Address:

                            Telephone:
                            Telecopier:
                            Attention:

                            THE CHASE MANHATTAN BANK, not in its individual capacity, except as otherwise provided herein, but solely as Indenture Trustee


                            By:
                                --------------------------------------
                                 Name:           Andrew M. Deck
                                 Title:          Vice President

                            Address:             450 West 33rd Street
                                                 15th Floor
                                                 New York, New York  10001

                            Telephone:           (212) 946-3348
                            Telecopier:          (212) 946-8160
                            Attention:           Corporate Trust Department


                            FLEET NATIONAL BANK, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent


                            By:
                                --------------------------------------
                                 Name:           Philip G. Kane, Jr.
                                 Title:          Vice President

                            Address:             777 Main Street
                                                 CTMO 0238
                                                 Hartford, Connecticut  06115

                            Telephone:           (860) 986-4545
                            Telecopier:          (860) 986-7920
                            Attention:           Corporate Trust Administration


                            FLEET NATIONAL BANK, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee


                            By:
                                --------------------------------------
                                 Name:           Philip G. Kane, Jr.
                                 Title:          Vice President

                            Address:             777 Main Street
                                                 CTMO 0238
                                                 Hartford, Connecticut  06115

                            Telephone:           (860) 986-4545
                            Telecopier:          (860) 986-7920
                            Attention:           Corporate Trust Administration

                                                                   SCHEDULE I to
                                                             Refunding Agreement


                         PASS THROUGH TRUST AGREEMENTS

1. Pass Through Trust Agreement, dated as of June ___, 1997 between America West Airlines, Inc. and Fleet National Bank, as supplemented by Trust Supplement No. 1997-1A, dated June ___, 1997.

2. Pass Through Trust Agreement, dated as of June ___, 1997 between America West Airlines, Inc. and Fleet National Bank, as supplemented by Trust Supplement No. 1997-1B, dated June ___, 1997

3. Pass Through Trust Agreement, dated as of June ___, 1997 between America West Airlines, Inc. and Fleet National Bank, as supplemented by Trust Supplement No. 1997-1C, dated June ___, 1997.

4. Pass Through Trust Agreement, dated as of June ___, 1997 between America West Airlines, Inc. and Fleet National Bank, as supplemented by Trust Supplement No. 1997-1D, dated June ___, 1997.

                                                                  SCHEDULE II to
                                                             Refunding Agreement


            EQUIPMENT NOTES, PASS THROUGH TRUSTS AND PURCHASE PRICE

                                     Interest Rate                       Principal                Purchase
Pass Through Trusts                   and Maturity                        Amount                    Price
-------------------                   ------------                        ------                    -----

                                                                 SCHEDULE III to
                                                             Refunding Agreement


                           HOLDERS OF EQUIPMENT NOTES

                              Payment Instructions


Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, Attn: Philip Kane, Corporate Trust Administration, Ref. AWA, for the account of Fleet National Bank Account No. ABA # ______________________, ACCT. #
________________________.

                                                                    EXHIBIT A to
                                                             REFUNDING AGREEMENT


                         TRANSFEREE'S PARENT GUARANTEE
                                [GPA 1989 BN-8]

                 TRANSFEREE'S PARENT GUARANTEE [GPA 1989 BN-8], dated as of ____________ by _________________, a ________________________ corporation
("Guarantor") to and for the benefit of Indenture Trustee (individually and as trustee), the Original Head Lessee, Owner Trustee and Lessee referred to in the Refunding Agreement described below (collectively, together with their permitted successors and assigns, "Beneficiaries" and, individually, a "Beneficiary").

                                  WITNESSETH:

                 WHEREAS, [_____________] ("Transferor"), is the Owner Participant under that certain Refunding Agreement [GPA 1989 BN-8], dated as of June ___, 1997 among Lessee, Original Head Lessee, Parent Guarantor, Owner Trustee, Transferor, Pass Through Trustee, Subordination Agent and Indenture Trustee, as amended, modified or supplemented from time to time (the "Refunding Agreement");

                 WHEREAS, Transferor wishes to transfer, except to the extent expressly reserved to Transferor, all of its right, title and interest in and to the Refunding Agreement, the Trust Estate, the other Operative Documents to which Transferor is a party, certain other agreements, instruments and documents in its capacity as Owner Participant under the Refunding Agreement and all proceeds therefrom as set forth in the Assignment and Assumption Agreement dated the date hereof between Transferor and _____________________, a ________________________ corporation ("Transferee"); and

                 WHEREAS, the terms of the Refunding Agreement provide that the aforementioned transfer is conditioned upon the execution and delivery of this Guarantee by Guarantor;

                 NOW, THEREFORE, Guarantor hereby agrees with and for the benefit of Beneficiaries as follows:

                 1. Definitions. As used in this Guarantee, terms defined in the Refunding Agreement are used herein as therein defined, unless otherwise defined herein.

                 2.       Guarantee.

                 (a) Guarantor hereby unconditionally and irrevocably guarantees to Beneficiaries and their respective successors, endorsees, transferees and assigns, the prompt and complete payment by Transferee when due (whether at the stated maturity, by acceleration or otherwise) of, and the faithful performance of, and compliance with, all payment obligations of Transferee under the Refunding Agreement, the Amended and Restated Head

Lease TIA, the Foreign Financing Documents and each other Operative Document to which Owner Participant is a party and each other Operative Document to which Transferee is a party or by which either is bound (collectively, the "Relevant Documents"), strictly in accordance with the terms thereof and the timely performance of all other obligations of Transferee thereunder (such payment and other obligations, the "Obligations"), and Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) that may be paid or incurred by Beneficiaries in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guarantee.

                 (b) No payment or payments made by Transferee, Guarantor, any other guarantor or any other Person or received or collected by any Beneficiary from Transferee, Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder until the Obligations are paid and performed in full.

                 (c) If for any reason any Obligation to be performed or observed by Transferee (whether affirmative or negative in character) shall not be observed or performed, or if any amount payable by Transferee referred to in
Section 1(a) hereof shall not be paid promptly when due and payable, Guarantor shall promptly perform or observe or cause to be performed or observed each such Obligation or undertaking and shall forthwith pay such amount at the place and to the person or entity entitled thereto pursuant to the Relevant Documents regardless of whether or not Lessee, Original Head Lessee, Owner Trustee, Pass Through Trustee, Subordination Agent, Indenture Trustee, or anyone on behalf of any of them shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Transferee or any other person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the Relevant Documents or at law or in equity, or otherwise, and regardless of any other condition or contingency.

                 3. No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any setoff or application of funds of Guarantor by any Beneficiary, Guarantor shall not be entitled to be subrogated to any of the rights of any Beneficiary against Transferee or any collateral, security or guarantee or right of set-off held by any Beneficiary for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any reimbursement from Transferee in respect of payments made by Guarantor hereunder, until all amounts and performance owing to

Beneficiaries by Transferee on account of the Obligations are paid and performed in full.

                 4. Amendments, etc., with respect to the Obligations; Waiver of Rights. The Guarantor shall remain fully obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Relevant Document and/or any collateral security document or other guarantee or document in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Beneficiary for the payment or performance of the Obligations may be sold, exchanged, waived, surrendered or released. No Beneficiary shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on the Transferee or any other guarantor, and any failure by a Beneficiary to make any such demand or to collect any payments from the Transferee or any such other guarantor or any release of the Transferee or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Beneficiary against the Guarantor. For purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. The Guarantor represents and warrants that it owns, directly or indirectly, at least the portion of the capital stock of the Transferee required by the Refunding Agreement and that, except as otherwise provided in Section 5 hereof, its obligations hereunder shall continue unimpaired, even if the Guarantor no longer owns, directly or indirectly, such portion of the capital stock of the Transferee.

                 5. Transfer of Interest in Transferee. Guarantor shall not assign, convey or otherwise transfer to any person any of its interest in Transferee unless in connection therewith, Guarantor assigns its rights and obligations hereunder to a guarantor which meets the requirements of Section 10 of the Refunding Agreement; provided that nothing contained in this Section 5 shall be construed to prohibit any merger, consolidation or other corporate restructuring of Transferee or Guarantor so long as the resulting corporation meets the requirements of

Section 10 of the Refunding Agreement and assumes the obligations of the corporation merged or consolidated into.

                 6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Transferee or the Guarantor and any Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Transferee or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not merely of collectibility) without regard to (a) the validity, regularity or enforceability of any Relevant Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Transferee against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Transferee or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Transferee for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Transferee or any other person or entity or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Transferee or any such other person or entity or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Transferee or any such other person or entity or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Beneficiaries, and their respective successors, endorsees, transferees and assigns, until all of the Obligations and the Obligations of the Guarantor under this Agreement shall have been satisfied by payment and performance in full. The Guarantor further agrees that, without limiting the generality of this Guarantee, if any Beneficiary (or any assignee thereof) shall be prevented by applicable law from exercising its remedies (or any of them) against the Transferee under any Operative Document, such Beneficiary (or any assignee thereof) shall be entitled to receive hereunder from the Guarantor, upon demand therefor, the sums that would have otherwise been due from the Transferee had such remedies been able to be exercised.

                 7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Transferee or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Transferee or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. The Guarantor shall not commence any "case" (as defined in Title 11 of the United States Code) against the Transferee.

                 8. Payments. The Guarantor hereby guarantees that payments hereunder shall be paid without set-off, counterclaim, deduction or withholding, and shall be made in U.S. Dollars. If any payment hereunder is subject to deduction or withholding, Guarantor shall pay an additional amount such that, after deduction of all amounts required to be deducted or withheld, the net amount actually received will equal the amount that would have been received had such deduction or withholding not been required.

                 9. Representations and Warranties. The Guarantor hereby represents and warrants that:

                 (a) the Guarantor is a [type of legal personality] duly organized, validly existing and in good standing under the laws of the jurisdiction of its [organization] and has the [corporate] power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                 (b) the Guarantor has the [corporate] power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary [corporate] action to authorize its execution, delivery and performance of this Guarantee;

                 (c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

                 (d) the execution, delivery and performance of this Guarantee will not violate any provision of any requirement of law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation of the Guarantor;

                 (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

                 (f) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby or (ii) that could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor;

                 [(g)     the balance sheet of the Guarantor as at
         _________________ and the related statement of income and retained earnings for the fiscal year then ended (copies of which have heretofore been furnished to each Beneficiary) have been prepared in accordance with generally accepted accounting principles applied consistently throughout the period involved, are complete and correct and present fairly the financial condition of the Guarantor as at such date and the results of its operations for such fiscal year; since such date there has been no material adverse change in the business, operations, property or financial or other condition of the Guarantor; the Guarantor has no material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing statements or in the notes thereto; and(1)

                 (h) the Guarantor is [type of legal personality] with a [combined capital, surplus and undivided profits] [tangible net worth] of at least $60,000,000.





         --------------------

          (1) This representation is not applicable if Transferee is a wholly-owned subsidiary of the Owner Participant.

                 10. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 11. No Waiver; Cumulative Remedies. No Beneficiary shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 12. Integration. This Guarantee represents the entire agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by any Beneficiary relative to the subject matter hereof not reflected herein.

                 13. Amendments and Waivers. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by Guarantor and each Beneficiary.

                 14. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 15. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Beneficiaries and their respective successors and assigns.

                 16. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                 17. Notices. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing or by telegraph, telex or telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, two days after deposit in the postal system, first class postage pre-paid, or, in the case of telegraphic notice, when sent, answerback received, addressed to (a) in the case of the Guarantor, the address provided on the signature page hereof, and
(b) in the case of any Beneficiary, the address provided for such party in the Refunding Agreement.

                 IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and the year first above written.

                                           [NAME OF GUARANTOR]


                                           By:
                                              -------------------------------
                                               Title:

                                                                    EXHIBIT B to
                                                             REFUNDING AGREEMENT


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                                [GPA 1989 BN-8]

                 ASSIGNMENT AND ASSUMPTION AGREEMENT [GPA 1989 BN-8] ("Assignment") dated as of _____________, between ______________, a ___________
corporation ("Assignor") and ________________, a __________ corporation ("Assignee") entered into for the benefit of Indenture Trustee, Owner Trustee, Original Head Lessee and Lessee referred to in the Refunding Agreement mentioned below.

                                  WITNESSETH:

                 WHEREAS, the parties hereto desire to effect (a) the transfer by Assignor to Assignee of all of the right, title and interest of the Assignor (except as reserved below) in, under and with respect to, among other things,
(i) the Refunding Agreement, dated as of June ___, 1997, among America West Airlines, Inc., Assignor, GPA Leasing USA Sub I, Inc., GPA Group plc, Wilmington Trust Company, as Owner Trustee, Fleet National Bank, as Pass Through Trustee, [____________], as Owner Participant, Fleet National Bank, as Subordination Agent, and The Chase Manhattan Bank, as Indenture Trustee, as amended, modified or supplemented from time to time (the "Refunding Agreement"), (ii) the Trust Agreement identified in the Refunding Agreement,
(iii) the Trust Estate (as defined in the Trust Agreement), (iv) the Amended and Restated Head Lease TIA identified in the Refunding Agreement, (v) the Foreign Financing Documents identified in the Refunding Agreement, (vi) the Lease, (vii) the proceeds therefrom and (viii) the Indenture (as defined in the Refunding Agreement) and (b) the assumption by Assignee of the obligations of Assignor accruing thereunder;

                 NOW, THEREFORE, it is hereby agreed as follows:

                 1. Definitions. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Refunding Agreement. For purposes of this Assignment, the defined term "Operative Document" shall have the meaning ascribed thereto in the Refunding Agreement and shall be deemed to include the Amended and Restated Head Lease TIA.

                 2. Assignment. Assignor has sold, conveyed, assigned, transferred and set over, and does hereby sell, convey, assign, transfer and set over, unto Assignee, as of the date hereof, all of its right, title and interest in, under and with respect to the Refunding Agreement, the Trust Agreement, the Trust Estate, the Amended and Restated Head Lease TIA, the Lease, the Indenture, the Foreign Financing Documents, all of the other Operative Documents to which Assignor is a party or any other contract, agreement, document or instrument relating to the Trust Estate by which Assignor is bound, and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest (collectively, the "Relevant

Documents"), except such rights of Assignor as have accrued to Assignor prior to the date hereof (including specifically, but without limitation, the right to receive any amounts due or accrued to Assignor under the Trust Agreement as of a date prior to such date and the right to receive any indemnity payment pursuant to the Refunding Agreement, the Amended and Restated Head Lease TIA or the Lease with respect to events occurring prior to such date).

                 3. Assumption. Assignee hereby undertakes all of the duties and obligations of Assignor whenever accrued (other than duties and obligations of Assignor required to be performed by it on or prior to the date hereof under the Relevant Documents to which Owner Participant is a party and any of the other Relevant Documents by which Assignor is bound or any other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound), pursuant to the Trust Agreement and any of the other Relevant Documents by which Assignor is bound or any other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound, and hereby confirms that it shall be deemed a party to the Trust Agreement and shall be bound by each of the other Relevant Documents and each other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound as if therein named as Trustor.

                 4. Release of Assignor. Except for liabilities not assumed as provided in Section 3 hereof, upon the execution of this Assignment and Assumption Agreement, Assignor shall have no further duty or obligation under the Relevant Documents to which Owner Participant is a party or under any of the other Relevant Documents by which Assignor is bound or under any other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound; provided, however, that Assignor shall in no event be released from any obligation under the Relevant Documents with respect to Claims or other claims thereunder by or against Assignor which have accrued or been made prior to the date of transfer.

                 5. Appointment as Attorney-in-Fact. In furtherance of the within assignment, Assignor hereby constitutes and appoints Assignee, and its successors and assign, the true and lawful attorneys of Assignor, with full power of substitution, in the name of Assignee or in the name of Assignor but on behalf of and for the benefit of and at the expense of Assignee, to collect for the account of Assignee all items sold, transferred or assigned to Assignee pursuant hereto; to institute and prosecute, in the name of Assignor or otherwise, but at the expense of Assignee, all proceedings that Assignee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the items sold, transferred or assigned; to defend and compromise at the expense of Assignee any and all actions, suits or proceedings as to title to or interest in any of the property acquired by Assignee; and to do all such acts and things in relation thereto at the expense of Assignee as Assignee shall reasonably deem advisable. Assignor hereby acknowledges that this appointment is coupled with an interest and is irrevocable by Assignor in any manner or for any reason.

                 6. Payments. Assignor hereby covenants and agrees to pay over to Assignee, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignor that, under Section 2 hereof, belong to Assignee, and Assignee hereby covenants and agrees to pay over to Assignor, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignee that, under
Section 2 hereof, belong to Assignor.

                 7. Investment Purpose. Assignee hereby represents that it is acquiring the Trust Estate interests and other interests hereby assigned to it without a view to the distribution or resale of either thereof.

                 8. Representations and Warranties. Assignee represents and warrants that:

                 (a) it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the transactions of Owner Participant as contemplated by the Relevant Documents;

                 (b) on the date hereof it is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Federal Aviation Act and the rules and regulations of the FAA thereunder;

                 (c) on and as of the date hereof, the representations and warranties of Owner Participant set forth in Section 9 of the Refunding Agreement mutatis mutandis and as set forth in any other Agreement to which Owner Participant is a party are true and correct as to Assignee;

                 (d) it is a permitted Transferee under Section 10 of the Refunding Agreement;

                 (e) Assignee or its guarantor has a [combined capital, surplus and undivided profits] [tangible net worth] of not less than $60,000,000.

                 9. Governing Law. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the day and year first above written.

                          [ASSIGNOR]



                          By:
                             --------------------------------------------------
                             Title:

                          [ASSIGNEE]


                          By:
                             --------------------------------------------------
                             Title:

                                                                    EXHIBIT C to
                                                             REFUNDING AGREEMENT



                               LIST OF COUNTRIES


                                   Australia
                                     Canada
                                    Denmark
                                    Finland
                                     France
                                    Germany
                                    Iceland
                                    Ireland
                                     Japan
                                   Luxembourg
                                  Netherlands
                                  New Zealand
                                     Norway
                                   Singapore
                                  South Korea
                                     Sweden
                                  Switzerland
                                 United Kingdom

                                                                    EXHIBIT D to
                                                             REFUNDING AGREEMENT



                       FORM OF INSURANCE BROKER'S REPORT

                                   [to come]

                                                                      ANNEX A to
                                                             REFUNDING AGREEMENT


                                 FAA DOCUMENTS

                    Documents Filed on the Restatement Date

         (a) Trust Agreement Supplement [GPA 1989 BN-8] No. 2 dated June __, 1997 (the "Trust Agreement Supplement") between the Owner Trustee and the Owner Participant, amending the Trust Agreement, which Trust Agreement Supplement was filed with the FAA at _____ p.m., C.D.T. on June __, 1997;

         (b) Amended and Restated Trust Indenture and Security Agreement [GPA 1989 BN-8] dated as of June __, 1997 (the "Amended and Restated Indenture") between the Owner Trustee and the Indenture Trustee, amending and restating the Original Indenture with attached thereto Trust Agreement and Indenture Supplement No. 2 [GPA 1989 BN-8] dated June __, 1997 (the "Indenture Supplement"), with respect to the Aircraft, which Amended and Restated Indenture with the Indenture Supplement attached was filed with the FAA at _____ p.m., C.D.T. on June __, 1997;

         (c) Assignment and Amendment No. 1 and Sublease Termination Agreement dated as of June __, 1997 (the "Lease Amendment") among the Original Head Lessee, as assignor, the Owner Trustee, as lessor, the Lessee, as successor lessee, and the Indenture Trustee, which (i) assigns certain right, title and interest of the Original Head Lessee in and to the Original Head Lease to the Lessee, (ii) terminates the Sublease and
                 (iii) releases the Sublease Collateral Assignment, which Lease Amendment was filed with the FAA at _____ p.m., C.D.T. on June __, 1997; and

         (d) Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-8] dated as of December 19, 1989, amended and restated as of June __, 1997 (the "Amended and Restated Lease") between the Owner Trustee, as lessor, and the Lessee, as successor lessee, amending and restating the Original Head Lease with Lease Supplement [GPA 1989 BN-8] No. 3 dated June __, 1997 (the "Lease Supplement") between the Owner Trustee, as lessor, and the Lessee, as successor lessee, with respect to the Aircraft, attached thereto, which Amended and Restated Lease with the Lease Supplement attached was filed with the FAA at _____ p.m., C.D.T. on June __, 1997.

                     Description of Hire Purchase Agreement

                 Aircraft Hire Purchase Agreement (1989 B) dated as of December 19, 1989 between Air Tara Hong Kong, Limited, as owner, and the companies listed in Schedule 1 thereto as partners in a Hong Kong limited partnership carrying on business under the name of the Shamrock II Leasing Limited Partnership, as hire, with the following attached thereto:

                 (i)      Acceptance Certificate dated December 29, 1989; and,

                (ii) Bill of Sale and HPA Assignment [GPA 1989 BN-8] dated as of December 19, 1989 from Air Tara Hong Kong Limited, as seller, to Wilmington Trust Company, as trustee under Trust Agreement [GPA 1989 BN-8] dated as of December 19, 1989, which was recorded as one instrument by the Federal Aviation Administration on January 19, 1990 and assigned Conveyance No. H68554.

                             Description of Lease A

                 Aircraft Lease Agreement (1989 B) dated as of December 19, 1989 between the companies listed in Schedule 1 thereto as partners in a Hong Kong limited partnership carrying on business under the name of the Shamrock II Leasing Limited Partnership, as lessor, and GPA HK-320-B, Limited, as lessee, with the following attached thereto:

                 (i)      Acceptance Certificate dated December 29, 1989;

                 (ii) General Assumption Agreement (1989 B) dated as of December 19, 1989;

                (iii)     Charge (1989 B) dated as of December 19, 1989;

                 (iv) Assignment of Lease Agreement, General Assumption Agreement and of Charge (1989 B) dated as of December 19, 1989 between GPA HK-320-B, Limited, as assignor, and Wilmington Trust Company, as trustee under Trust Agreement [GPA 1989 BN-8] dated as of December 19, 1989, as assignee; and,

                  (v)     Consent (1989 B) dated December 19, 1989,

which was recorded as one instrument by the Federal Aviation Administration on January 19, 1990 and assigned Conveyance No. H68555.

                            Description of Indenture

                 Trust Indenture and Security Agreement [GPA 1989 BN-8] dated as of December 19, 1989 between Wilmington Trust Company, as trustee under Trust Agreement [GPA 1989 BN-8] dated as of December 19, 1989, and Manufacturers Hanover Trust Company, as indenture trustee, which was recorded by the Federal Aviation Administration on January 19, 1990 and assigned Conveyance No. H68557, as supplemented by the following described instrument:

                                    Date of            FAA                       FAA
Instrument                        Instrument       Recording Date            Conveyance No.
----------                        ----------       --------------            --------------
Indenture
Supplement No. 1                    12/29/89         01/19/90                   H68557

                             Description of Lease B

                 Aircraft Lease Agreement [GPA 1989 BN-8] dated as of December 19, 1989 between Wilmington Trust Company, as trustee under Trust Agreement [GPA 1989 BN-8] dated as of December 19, 1989, as lessor, and GPA Leasing USA Sub I, Inc., as lessee, which was recorded by the Federal Aviation Administration on January 19, 1990 and assigned Conveyance No. H68558, as supplemented and amended by the following described instruments:

                                   Date of              FAA                         FAA
Instrument                         Instrument         Recording Date           Conveyance No.
----------                         ----------         --------------           --------------
Lease Supplement
[GPA 1989 BN-8]
No. 1                             12/29/89             01/19/90                     H68558

Lease Supplement
[GPA 1989 BN-8]
No. 2                           12/no date/94          02/27/95                    JJ13285

                            Description of Sublease

                 Aircraft Sublease Agreement [GPA 1989 BN-8] dated as of September 21, 1990 between GPA Leasing USA Sub I, Inc., as sublessor, and America West Airlines, Inc., as sublessee, which was recorded by the Federal Aviation Administration on October 11, 1990 and assigned Conveyance No. 258042, as supplemented and amended by the following described instruments:

                                  Date of                     FAA                      FAA
Instrument                        Instrument                Recording Date         Conveyance No.
----------                        ----------                --------------         --------------
Sublease Supplement
No. 1                             09/28/90                  10/11/90                  258042

Amendment No. 1 to
Aircraft Sublease
Agreement [GPA 1989               as of
BN-8]                             06/25/91                  07/09/91                  A43606

Amendment No. 2 to
Aircraft Sublease
Agreement [GPA 1989               as of
BN-8]                             08/26/91                  10/01/91                 DD001721